As filed with the U.S. Securities and Exchange Commission on March 13, 2025

Registration No. 333-285025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	0100	52-2175898
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 1707, Block D, Modern City SOHO, No. 88, Jianguo Road, Chaoyang District

Beijing, People’s Republic of China 100022

(+86) 10- 87227366

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services, LLC

1013 Centre Road, Suite 403-B

Wilmington, DE 19805

New Castle County

845-425-0077

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ying Li, Esq.

Brian B. Margolis, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212-530-2206

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH 13, 2025

SHINECO, INC.

Up to 15,000,000 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”) of an aggregate of up to 15,000,000 shares of common stock (the “Resale Shares”) of Shineco, Inc. (the “Company”, “Shineco,” “we,” “us,” “our” or “ours”), par value $0.001 per share. The shares of our common stock referenced in the preceding sentence were issued to the Selling Stockholders pursuant to the terms of that certain Securities Purchase Agreement, dated as of December 24, 2024, entered into by and among us and the Selling Stockholders, as such transaction is more fully described in the section entitled “Selling Stockholders.”

We are not selling any Resale Shares under this prospectus and we will not receive any proceeds from any sale by the Selling Stockholders of the Resale Shares offered by this prospectus and any applicable prospectus supplement. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of Resale Shares. We will bear all other costs, expenses and fees in connection with the registration of the Resale Shares. The Selling Stockholders identified in this prospectus and any of their pledgees, donees, transferees, assignees or other successors-in-interest may sell the Resale Shares covered by this prospectus in a number of different ways and at varying prices. The Selling Stockholders may sell any, all or none of the Resale Shares offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell the Resale Shares hereunder following the effective date of this registration statement. Information regarding the Selling Stockholders, the amounts of Resale Shares that may be sold by such Selling Stockholders and the times and manner in which it may offer and sell the Resale Shares under this prospectus is provided under the sections titled “Selling Stockholders” and “Plan of Distribution,” respectively, in this prospectus.

The Selling Stockholders and intermediaries through whom such Resale Shares are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SISI”. On February 14, 2025, the closing price of our common stock was US$1.25 per share.

The securities offered by this prospectus involve a high degree of risk. Shineco is a holding company incorporated in Delaware and not a Chinese operating company. As a holding company with no material operations of its own, Shineco conducts a substantial amount of its operations through the operating entities established in the People’s Republic of China (the “PRC” or “China”). We hold equity interests in our subsidiaries and do not currently use a variable interest entity (“VIE”) structure, though we used a VIE structure prior to September 2023.

Investors in our shares of common stock are purchasing equity interest in a Delaware holding company. As used in this prospectus, “we,” “us,” “our company,” or “our” refers to Shineco, Inc., and when describing the consolidated financial results of Shineco, Inc. and its subsidiaries, also includes its subsidiaries (when describing the financial results of Shineco for the fiscal years ended June 30, 2024 and 2023 and the six months ended December 31, 2023, also includes its former variable interest entities (the “former VIEs”) and their operating subsidiaries). Shineco terminated the VIE structure in September 2023 and currently only conducts its business operations through subsidiaries in China.

The securities offered by this prospectus involve a high degree of risk. Shineco is a holding company incorporated in the State of Delaware. As a holding company with no operations of its own, Shineco conducts its operations through operating subsidiaries in China. The Resale Shares offered in this prospectus is the capital stock of Shineco, the Delaware holding company that indirectly holds equity interests in its subsidiaries. Prior to September 2023, Shineco operated its business in China in reliance upon its former VIEs. The VIE structure was used to replicate foreign investment in Chinese-based companies where Chinese law prohibits or restricts direct foreign investment in the operating companies. During the period when the VIE structure was in place, Shineco did not directly hold any equity ownership of the former VIEs. Instead, Shineco received the economic benefits of the former VIEs’ business operations through certain contractual arrangements. Shineco evaluated the guidance in Financial Accounting Standards Board (“FASB”) ASC 810 and concluded that Shineco was the primarily beneficiary of the former VIEs and the former VIEs’ subsidiaries because of these contractual arrangements during the period when the VIE structure was in place. Accordingly, under U.S. Generally Accepted Accounting Principles (the “U.S. GAAP”), the financial statements of the former VIEs and the former VIEs’ subsidiaries are consolidated as part of Shineco’s financial statements for the fiscal years ended June 30, 2024 and 2023 and the six months ended December 31, 2023. Any references to control or benefits that accrued to Shineco because of the former VIEs were limited to, and subject to conditions Shineco satisfied for consolidation of the former VIEs under U.S. GAAP. The former VIEs are consolidated for accounting purposes but none of them was an entity in which Shineco owned equity. Shineco did not conduct any active operations and was the primary beneficiary of the former VIEs for accounting purposes. You are not investing in any of Shineco’s subsidiaries and you may never directly hold equity interests in any of Shineco’s Chinese operating companies. For a description of the risks involved in investing in Shineco’s securities, see “Risk Factors” beginning on page 15 of this prospectus.

We and our PRC subsidiaries are subject to certain legal and operational risks associated with having operations based in China. PRC laws and regulations governing our PRC subsidiaries’ current business operations are sometimes vague and uncertain, and, as a result, these risks may result in material changes in the operations of our PRC subsidiaries, significant depreciation of the value of our shares of common stock, or a complete hindrance of our ability to offer or continue to offer our securities to investors. In addition, we and our PRC subsidiaries are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including, but not limited to, those imposing limitations on foreign ownership in the industry our PRC subsidiaries operate. These risks could result in material changes in the operations of our PRC subsidiaries, or a complete hindrance of Shineco’s ability to offer or continue to offer its securities to investors, and could cause the value of Shineco’s securities to significantly decline or become worthless. The Chinese government also has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business. Therefore, investors of our company and our PRC subsidiaries’ business face potential uncertainty from the PRC government. Changes in China’s economic, political or social conditions or government policies could materially adversely affect our business and results of operations. These risks could result in a material change in our operations and/or the value of our shares of common stock or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In particular, recent statements and regulatory actions by China’s government, such as those related to the use of variable interest entities and data security or anti-monopoly concerns, as well as the PCAOB’s ability to inspect our auditors, may impact our Company’s ability to conduct our business, accept foreign investments, or be listed on a U.S. or other foreign stock exchange. See “Risk Factors — Risks Associated with Doing Business in China — Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition” on page 20 of this prospectus and “Risk Factors — Risks Associated with Doing Business in China — The PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our business operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the shares of common stock to significantly decline in value or become worthless” on page 26 of this prospectus.

In the past few years, the PRC government had initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On July 10, 2021, the PRC State Internet Information Office issued the Cybersecurity Review Measures, which requires cyberspace companies with personal information of more than one (1) million users that want to list their securities on a non-Chinese stock exchange to file a cybersecurity review with the Office of Cybersecurity Review of China. On December 28, 2021, a total of thirteen governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. As advised by our PRC legal counsel, Beijing Yingke Law Firm, we are not subject to cybersecurity review by the CAC, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC under the Network Data Security Administration (the “Security Administration”), because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security, and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration. As of the date of this prospectus, neither the Cybersecurity Review Measures nor the anti-monopoly regulatory actions has impacted Shineco’s ability to conduct its business, accept foreign investments, or continue its listing on Nasdaq or on another non-Chinese stock exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact the Company’s overall business and financial outlook. As of the date of this prospectus, the recent statements and regulatory actions by China’s government related to the use of variable interest entities and data security or antimonopoly concerns have not affected our ability to conduct our business, accept foreign investments, or continue being listed on a U.S. or other foreign exchange. However, uncertainties remain as to the potential impact such modified or new laws and regulations will have on Shineco’s daily business operation, the ability to accept foreign investments and continue being listed on a U.S. or non-Chinese exchange in the future. See “Risk Factors — Risks Associated with Doing Business in China” on starting on page 16 of this prospectus.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”) and five supporting guidelines (collectively, the “Overseas Listings Rules”), which became effective on March 31, 2023. These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Since the date of effectiveness of the Trial Measures, the domestic enterprises otherwise subject to filing that have been listed overseas or met the following circumstances are considered existing enterprises: the application of such enterprises for indirect overseas securities issuance and listing has been approved by the applicable overseas regulators or overseas stock exchanges (e.g., an applicable registration statement has been declared effective by the SEC) before the effectiveness of the Trial Measures, and are not required to re-perform issuance and listing supervision procedures with the overseas regulators or overseas stock exchanges, and the overseas issuance and listing of such enterprises shall have been completed by September 30, 2023. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. In the opinion of our PRC legal counsel, Beijing Yingke Law Firm, as this offering does not constitute a subsequent offering by us, we are not required to file with the CSRC in accordance with the Trial Measures in connection with this offering of Resale Shares by the Selling Stockholders. We cannot assure you that the CSRC will take the same view as us or our PRC legal counsel, and in such event, if we do not complete the required filing procedures with the CSRC or any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our shares of common stock. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless. See “Risk Factors—Risks Relating to Doing Business in China— The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval” on page 16 of this prospectus.

Shineco’s operating subsidiaries receive substantially all of the Company’s revenue in Renminbi, the legal currency of China (“RMB” or “Renminbi”). Under our current corporate structure, Shineco’s PRC subsidiaries have paid, and may continue to pay, some of Shineco’s expenses and Shineco has from time to time transferred cash to its subsidiaries to fund their operations. We do not maintain any written cash management policies and procedures that dictate how funds are transferred within our organization. For the fiscal years ended June 30, 2023 and 2024, and the six months ended December 31, 2023 and 2024, Shineco transferred to its subsidiaries and, during the fiscal years ended June 30, 2023 and 2024 and the six months ended December 31, 2023, also to the former VIEs, in the amount of US$200,000, US$0, US$0, and US$0, respectively, for general corporate purposes. For the fiscal years ended June 30, 2023 and 2024, and the six months ended December 31, 2023 and 2024, Shineco’s subsidiaries and, during the fiscal years ended June 30, 2023 and 2024 and the six months ended December 31, 2023, the former VIEs, transferred to Shineco in the amount of US$0, US$0, US$0, and US$0, respectively. As of the date of this prospectus, none of Shineco and its subsidiaries have the intention to distribute earnings on any corporate level. Shineco’s board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus, none of Shineco’s consolidated subsidiaries has made any transfers of cash, dividends or distributions to Shineco or stockholders of Shineco. See “Prospectus Summary — Asset Transfers and Dividend Distribution Among Shineco, its Subsidiaries, and the Former VIEs,” and our audited consolidated financial statements for the fiscal years ended June 30, 2023 and 2024 and the unaudited consolidated financial statements for the six months ended December 31, 2023 and 2024 incorporated by reference into this prospectus.

Shineco’s PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of Shineco’s PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of registered capital. This portion of the respective net assets of Shineco’s PRC subsidiaries are prohibited from being distributed to their stockholders as dividends. However, none of Shineco’s PRC subsidiaries has made any dividends or distributions to Shineco or any U.S. investors as of the date of this prospectus. See “Risk Factors — Risks Associated with Doing Business in China — We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business” on page 19 of this prospectus. In addition, the PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our stockholders. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of shares of common stock by such investors is also subject to PRC tax at a current rate of 10%, which in case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See “Risk Factors — Risks Associated with Doing Business in China — Under the PRC Enterprise Income Tax Law, we may be classified as a ‘Resident Enterprise’ of China. Any classification as such will likely result in unfavorable tax consequences to us and our non-PRC shareholders” on page 27 of this prospectus.

To the extent cash is located in the mainland China/Hong Kong or within a mainland China/Hong Kong domiciled entity and may need to be used to fund operations outside of the mainland China/Hong Kong, the funds may not be available due to limitations placed on us and our subsidiaries by the PRC government. To the extent cash in and assets of the business is in the mainland China/Hong Kong or a mainland China/Hong Kong entity, the funds and assets may not be available to fund operations or for other use outside of the mainland China/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and assets. See “Risk Factors — Risks Associated with Doing Business in China — To the extent cash and assets of in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash and assets” on page 18 of this prospectus.

Our common stock may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act, or the HFCA Act, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years. Our auditor, AssentSure PAC, is headquartered in Singapore and has been inspected by the PCAOB on a regular basis. Our auditor is not subject to the determination issued by the PCAOB on December 16, 2021. If trading in our shares of common stock is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, the Nasdaq Stock Market may determine to delist our shares of common stock. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the Holding Foreign Companies Accountable Act by requiring the U.S. Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Risk Factors — Risks Associated with Doing Business in China — Our shares of common stock may be delisted or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act, if the PCAOB is unable to inspect our auditors. The delisting or the cessation of trading of our shares of common stock, or the threat of them being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors with the benefits of such inspections. Our auditor has been inspected by the PCAOB on a regular basis” on page 18 of this prospectus.

Investing in Shineco’s securities involves risks. See the section entitled “Risk Factors” beginning on page 15 of this prospectus to read about factors you should consider before buying Shineco’s securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any securities. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is             , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC. The Selling Stockholders named in this prospectus may from time to time sell the securities described in the prospectus. You should read this prospectus together with the more detailed information regarding our Company, our common stock, and our financial statements and notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information from that contained in, or incorporated by reference in, this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

This prospectus and the documents that are incorporated by reference herein contain certain market data and industry statistics and forecasts that are based on studies sponsored by Shineco or third parties, independent industry publications, and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not verified any of this data. Further, many of these statements involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus and under similar captions in the documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement having a later date, the statement in the prospectus supplement having the later date modifies or supersedes the earlier statement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Examples of forward-looking statements include:

●	the timing of the development of future products;

●	projections of revenue, earnings, capital structure, and other financial items;

●	local, regional, national, and global price fluctuations of raw materials;

●	statements of our plans and objectives, including those that relate to our proposed expansions and the effect such expansions may have on our revenue;

●	statements regarding the capabilities of our business operations;

●	statements of expected future economic performance;

●	the impact of the COVID-19 pandemic or any future pandemic;

●	our ability to continue as a going concern; and

●	assumptions underlying statements regarding us or our business.

The forward-looking statements in this prospectus are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail in the risk factors in our most recent annual report on Form 10-K, our subsequent quarterly reports on Form 10-Q, and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act. You should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements included in this prospectus speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

Our reporting currency is the U.S. dollars (“US$”). The functional currency of our subsidiaries located in China and the former VIEs is the RMB. For the entities whose functional currency is the RMB, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into US$ are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currencies at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

On February 2, 2024, our stockholders approved a 1-for-10 reverse stock split of the shares (the “February 2024 Reverse Stock Split”) of our common stock, with a par value of $0.001 per share, which became effective on February 16, 2024. As a result of the February 2024 Reverse Stock Split, each of the ten pre-split shares of common stock outstanding were automatically combined and converted to one issued and outstanding share of common stock without any action on the part of the stockholders.

On October 21, 2024, our stockholders approved a reverse stock split of the Company’s common stock, with a par value of $0.001 per share, at a ratio of not less than 1-for-2 and not more than 1-for-24, subject to the Company’s board of directors’ authority to determine the ratio, and on October 23, 2024, the board of directors of the Company approved a 1-for-24 reverse stock split of the common stock, which became effective on November 12, 2024 (the “November 2024 Reverse Stock Split”, together with the February 2024 Reverse Stock Split, the “Reverse Stock Splits”). As a result of the November 2024 Reverse Stock Split, each of the 24 pre-split shares of common stock outstanding were automatically combined and converted to one issued and outstanding share of common stock without any action on the part of the stockholders. Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been adjusted to give retroactive effect to the Reverse Stock Splits for all periods presented.

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PROSPECTUS SUMMARY

Our Company

Shineco is a holding company incorporated in Delaware. As a holding company with operations of its own, Shineco conducts its operations through its subsidiaries and, prior to the termination of VIE structure in September 2023, also through the former VIEs. The Company did not have any equity ownership of the former VIEs, instead it received the economic benefits of the former VIEs’ business operations through certain contractual arrangements. Shares of common stock currently listed on the Nasdaq Capital Markets are shares of our Delaware holding company. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless.

Current Business

On December 30, 2022, Shineco Life Science Group Hong Kong Co., Limited (“Shineco Life”), a company established under the laws of Hong Kong and a wholly owned subsidiary of the Company, closed the acquisition (the “Biowin Acquisition”) of 51% of the issued equity interests of Changzhou Biowin Pharmaceutical Co., Ltd. (“Biowin”), a company established under the laws of China, pursuant to the previously announced stock purchase agreement, dated as of October 21, 2022, among Beijing Kanghuayuan Medicine Information Consulting Co., Ltd., a company established under the laws of China (“Seller”), Biowin, the Company and Shineco Life. As the consideration for the Biowin Acquisition, the Company paid to Seller US$9,000,000 in cash and the Company issued 326,000 shares of the Company’s common stock, par value US$0.001 per share, to the equity holders of Biowin or any persons designated by Biowin. According to a supplementary agreement, dated as of December 30, 2022, by and among Shineco Life, the Seller and Biowin, the Seller owned 51% of the issued equity interests of Biowin before January 1, 2023, and transferred the 51% of the issued equity interests of Biowin together with its controlling rights of production and operation of Biowin to Shineco Life on January 1, 2023.

On May 29, 2023, Shineco Life entered into a stock purchase agreement with Dream Partner Limited, a British Virgin Islands (the “BVI”) corporation (“Dream Partner”), Chongqing Wintus Group, a corporation incorporated under the laws of mainland China (“Wintus”), and certain shareholders of Dream Partner (the “Wintus Sellers”), pursuant to which Shineco Life was to acquire a 71.42% equity interest in Wintus (the “Wintus Acquisition”). On September 19, 2023, the Company closed the Wintus Acquisition. As the consideration for the Wintus Acquisition, the Company (a) paid the Wintus Sellers an aggregate cash consideration of US$2,000,000; (b) issued certain shareholders, as listed in the agreement, an aggregate of 1,000,000 shares of the Company’s restricted common stock; and (c) transferred and sold to the Wintus Sellers 100% of the Company’s equity interest (“Tenet-Jove Shares”) in Beijing Tenet-Jove Technological Development Co., Ltd. (“Tenet-Jove”). Following the closing of the Wintus Acquisition and the sale of the Tenet-Jove Shares, the Company divested its equity interest in its operating subsidiary Tenet-Jove (“Tenet-Jove Disposal Group”) and thereby terminated its VIE structure.

We used our subsidiaries’ vertically and horizontally integrated production, distribution, and sales channels to provide health and well-being focused plant-based products. Through our subsidiary Biowin, which specializes in the development, production and distribution of innovative rapid diagnostic products and related medical devices for the most common diseases, we also stepped into the Point-of-Care Testing industry. Also, following the Wintus Acquisition, we entered into a new business segment of producing, processing and distributing agricultural products, such as silk, silk fabrics and fresh fruit. Meanwhile, our newly established subsidiary, Fuzhou Meida Health Management Co., Ltd. (“Fuzhou Meida”), recently opened its restaurant, which is a health-oriented chain restaurant that focuses on the concept of “improving metabolism through diet.” As of the date of this prospectus, the Company, through its subsidiaries, operates the following main business segments:

Developing, producing and distributing innovative rapid diagnostic products and related medical devices for the most common diseases (“Rapid Diagnostic and Other Products”) This segment is conducted through Biowin, which specializes in the development, production and distribution of innovative rapid diagnostic products and related medical devices for the most common diseases. The operations of this segment are located in Jiangsu Province. Its products are sold not only in China, but also overseas countries such as Germany, Spain, Italy, Thailand, Japan and other countries.

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Producing, processing and distribution of agricultural products, such as silk and silk fabrics as well as fresh fruit (“Other agricultural products”) This segment is conducted through Wintus, which specializes in producing, processing and distribution of agricultural products, such as silk and silk fabrics as well as trading of fresh fruit. The operations of this segment are located in Chongqing, China. Its products are sold not only in China, but also overseas countries such as United States, Europe (Germany, France, Italy, Poland), Japan, South Korea, and Southeast Asia (India, Thailand, Indonesia, Bangladesh, Cambodia), among other countries and regions. In addition to silk products, Wintus also engages in fruit trading business. It imports fruits from Southeast Asia and other regions, distributing them through dealers to supermarkets and stores nationwide in China.

Developing and selling healthy meals for people with slow metabolic health and those in recovery from metabolic disorders (“Healthy meals products”): This segment is conducted through Fuzhou Meida, which specializes in developing healthy meals for people with slow metabolic health and those in recovery from metabolic disorders. Fuzhou Meida recently opened its restaurant in Fuzhou city, Fujian Province. The restaurant features an open kitchen and adopts a modern Chinese style, offering a variety of modern Chinese healthy light meals and metabolism-boosting meal sets. The Company plans to gradually establish additional branches in key cities across China, including Beijing, Shanghai, Guangzhou, and other southeastern coastal regions.

Discontinued Business

Prior to the Wintus Acquisition, we conducted a majority of our operations through the operating entities established in the PRC, through the former VIEs. We did not have any equity ownership of the former VIEs, instead we received the economic benefits of the former VIEs’ business operations through certain contractual arrangements. We used our subsidiaries and the former VIEs’ vertically and horizontally integrated production, distribution, and sales channels to provide plant-based health and well-being focused products. The health and well-being focused plant-based products previously sold by the Company are divided into the following four major segments:

Processing and distributing traditional Chinese herbal medicine products as well as other pharmaceutical products This segment was conducted through Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity Group”), a Chinese company formerly under contractual arrangement with the Company which operated 66 cooperative retail pharmacies throughout Ankang Longevity Group, a city in southern Shaanxi province, China, through which we sold directly to individual customers traditional Chinese medicinal products produced by us as well as by third parties. Ankang Longevity Group also owned a factory specializing in decoction, which was the process by which solid materials are heated or boiled in order to extract liquids, and distributed decoction products to wholesalers and pharmaceutical companies around China.

On June 8, 2021, Tenet-Jove entered into a Restructuring Agreement with various parties. Pursuant to the terms of the Restructuring Agreement, (i) the Company transferred all of its rights and interests in Ankang Longevity Group to Guangyuan’s shareholders in exchange for Guangyuan shareholders entering into VIE agreements with Tenet-Jove, which composed of one group of similar identifiable assets; (ii) Tenet-Jove entered a Termination Agreement with Ankang Longevity Group and the Ankang Longevity Group shareholders; (iii) as a consideration to the Restructuring Agreement and based on a valuation report on the equity interests of Guangyuan issued by an independent third party, Tenet-Jove relinquished all of its rights and interests in Ankang Longevity Group and transferred those rights and interests to the Guangyuan shareholders; and (iv) Guangyuan and the Guangyuan shareholders entered into a series of variable interest entity agreements with Tenet-Jove. After signing the Restructuring Agreement, the Company and the shareholders of Ankang Longevity Group and Guangyuan actively carried out the transferring of rights and interests in Ankang Longevity Group and Guangyuan, and the transferring was completed subsequently on July 5, 2021. Afterwards, with the completion of all other follow-ups works, on August 16, 2021, the Company, through its subsidiary Tenet-Jove, completed the previously announced acquisition pursuant to the Restructuring Agreement dated June 8, 2021. The management determined that July 5, 2021 was the disposal date of Ankang Longevity Group.

Processing and distributing green and organic agricultural produce as well as growing and cultivating yew trees (taxus media) We cultivated and sold yew mainly to group and corporate customers, but did not process yew into Chinese or Western medicines. This segment was conducted through a former VIE, Qingdao Zhihesheng Agricultural Produce Services., Ltd. Meanwhile, we planted fast-growing bamboo willows and scenic greening trees through Guangyuan. The operations of this segment were located in the North regions of Mainland China, mostly carried out in Shanxi Province.

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Providing domestic air and overland freight forwarding services We provided domestic air and overland freight forwarding services by outsourcing these services to a third party. This segment was conducted through a former VIE, Yantai Zhisheng International Freight Forwarding Co., Ltd.

Developing and distributing specialized fabrics, textiles, and other byproducts derived from an indigenous Chinese plant Apocynum Venetum, grown in the Xinjiang region of China, and known in Chinese as “Luobuma” or “bluish dogbane” The Luobuma products are specialized textile and health supplement products designed to incorporate traditional Eastern medicines with modern scientific methods. These products are predicated on centuries-old traditions of Eastern herbal remedies derived from the Luobuma raw material. This segment was channeled through our former subsidiary, Tenet-Jove, and its then 90% subsidiary Tianjin Tenet Huatai Technological Development Co., Ltd. (“Tenet Huatai”).

Corporate Structure

The chart below depicts the corporate structure of the Company as of the date of this prospectus.

December 2024 Private Placement

On December 24, 2024, we entered into a securities purchase agreement, or the Securities Purchase Agreement, with nine non-U.S. investors named therein, pursuant to which we sold an aggregate of 15,000,000 shares of our common stock in a private placement, or the Private Placement, at a purchase price of $2.18 per share, with aggregate gross proceeds of $32.7 million. In connection with the Private Placement, we agreed, among other things, to file with the SEC a registration statement covering the resale of the 15,000,000 shares of our common stock purchased by the Selling Stockholders.

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Asset Transfer and Dividend Distribution Among Shineco, its Subsidiaries, and the Former VIEs

Under our current corporate structure, Shineco’s PRC subsidiaries have paid, and may continue to pay, some of Shineco’s expenses and Shineco has from time to time transferred cash to its subsidiaries to fund their operations. We do not maintain any written cash management policies and procedures that dictate how funds are transferred within our organization. For the fiscal years ended June 30, 2023 and 2024, and the six months ended December 31, 2023 and 2024, Shineco transferred to its subsidiaries and, during the fiscal years ended June 30, 2023 and 2024 and the six months ended December 31, 2023, also to the former VIEs, in the amount of US$200,000, US$0, US$0, and US$0, respectively, for general corporate purposes. For the fiscal years ended June 30, 2023 and 2024, and the six months ended December 31, 2023 and 2024, Shineco’s subsidiaries and, during the fiscal years ended June 30, 2023 and 2024 and the six months ended December 31, 2023, the former VIEs, transferred to Shineco in the amount of US$0, US$0, US$0, and US$0, respectively. See our audited consolidated financial statements for the fiscal years ended June 30, 2023 and 2024 and the unaudited consolidated financial statements for the six months ended December 31, 2023 and 2024 incorporated by reference into this prospectus.

As of the date of this prospectus, none of our subsidiaries has made any dividends or distributions to Shineco and Shineco has not made any dividends or distributions to U.S. investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Our board of directors has discretion on whether to distribute dividends. Holders of outstanding shares of common stock are entitled to receive dividends and other distributions (payable in cash, property or our capital stock) when, as and if declared thereon by our board of directors from time to time out of any assets or funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

We are a Delaware holding company. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our stockholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us, and as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Shineco Life.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Shineco Life only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our shares of common stock.

Cash dividends, if any, on our shares of common stock will be paid in U.S. dollars. Shineco Life may be considered a non-resident enterprise for tax purposes, so that any dividends our PRC subsidiaries pay to Shineco Life may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%.

In order for us to pay dividends to our stockholders, we will rely on payments made from Shineco Life’s subsidiaries to Shineco Life and then to our Company. According to the Enterprise Income Tax Law of the PRC (the “EIT Law”), such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%. In addition, if our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

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Pursuant to the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our PRC subsidiaries to its immediate holding company, Shineco Life. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Shineco Life intends to apply for the tax resident certificate if and when our PRC subsidiaries plan to declare and pay dividends to Shineco Life.

To the extent cash is located in the mainland China/Hong Kong or within a mainland China/Hong Kong domiciled entity and may need to be used to fund operations outside of the mainland China/Hong Kong, the funds may not be available due to limitations placed on us and our subsidiaries by the PRC government. To the extent cash in and assets of the business is in the mainland China/Hong Kong or a mainland China/Hong Kong entity, the funds and assets may not be available to fund operations or for other use outside of the mainland China/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and assets. See “Risk Factors — Risks Associated with Doing Business in China — To the extent cash and assets of in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash and assets” on page 18 of this prospectus.

Permissions Required from PRC Authorities

As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As advised by our PRC legal counsel, Beijing Yingke Law Firm, we are not subject to cybersecurity review by the CAC, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC under the Security Administration, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security, and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration. See “Risk Factors—Risks Associated with Doing Business in China— Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and operations” on page 25 of this prospectus.

As of the date of this prospectus, neither the Cybersecurity Review Measures nor the anti-monopoly regulatory actions has impacted Shineco’s ability to conduct its business, accept foreign investments, or continue its listing on Nasdaq or on another non-Chinese stock exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact the Company’s overall business and financial outlook. As of the date of this prospectus, the recent statements and regulatory actions by China’s government related to the use of variable interest entities and data security or antimonopoly concerns have not affected our ability to conduct our business, accept foreign investments, or continue being listed on a U.S. or other foreign exchange. However, uncertainties remain as to the potential impact such modified or new laws and regulations will have on Shineco’s daily business operation, the ability to accept foreign investments and continue being listed on a U.S. or non-Chinese exchange in the future. See “Risk Factors — Risks Associated with Doing Business in China” on starting on page 16 of this prospectus.

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On February 17, 2023, the CSRC issued the Overseas Listings Rules, which became effective on March 31, 2023. These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Since the date of effectiveness of the Trial Measures, the domestic enterprises otherwise subject to filing that have been listed overseas or met the following circumstances are considered existing enterprises: the application of such enterprises for indirect overseas securities issuance and listing has been approved by the applicable overseas regulators or overseas stock exchanges (e.g., an applicable registration statement has been declared effective by the SEC) before the effectiveness of the Trial Measures, and are not required to re-perform issuance and listing supervision procedures with the overseas regulators or overseas stock exchanges. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. In the opinion of our PRC legal counsel, Beijing Yingke Law Firm, as this offering does not constitute a subsequent offering by us, we are not required to file with the CSRC in accordance with the Trial Measures in connection with this offering of Resale Shares by the Selling Stockholders. We cannot assure you that the CSRC will take the same view as us or our PRC legal counsel, and in such event, if we do not complete the required filing procedures with the CSRC or any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our shares of common stock. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless. See “Risk Factors—Risks Associated with Doing Business in China—Filings with the CSRC are required and the approval and/or other requirements of other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval” on page 16 of this prospectus.

If (i) we, our subsidiaries inadvertently conclude that any of such permission was not required or (ii) it is determined in the future that the approval of the CSRC, CAC or any other regulatory authority is required for maintaining listing of our securities on Nasdaq, we will actively seek such permissions or approvals but may face sanctions by the CSRC, CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from offerings into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt offerings before settlement and delivery of our securities. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. In the event that we failed to obtain such required approvals or permissions, it would be likely that our securities would be delisted from the Nasdaq or any other foreign exchange our securities are listed then.

Holding Foreign Companies Accountable Act

In addition, trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect the workpapers prepared by our auditor, and that as a result an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law as part of the fiscal year 2023 omnibus spending legislation on December 29, 2022, and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by the PRC and Hong Kong authorities in those jurisdictions. Our auditor, the independent registered public accounting firm that issues the audit report incorporated by reference to this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor, AssentSure PAC, is headquartered in Singapore and has been inspected by the PCAOB on a regular basis. Our auditor is not subject to the determination issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Risk Factors — Risks Associated with Doing Business in China — Our shares of common stock may be delisted or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act, if the PCAOB is unable to inspect our auditors. The delisting or the cessation of trading of our shares of common stock, or the threat of them being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors with the benefits of such inspections. Our auditor has been inspected by the PCAOB on a regular basis” on page 18 of this prospectus.

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Summary Consolidated Financial Data

The following historical statements of operations and statements of cash flows for the fiscal years ended June 30, 2024 and 2023,and balance sheet data as of June 30, 2023 have been derived from our audited financial statements for those periods. The following historical statements of operations and statements of cash flows for the six months ended December 31, 2023 and balance sheet data as of December 31, 2023 have been derived from our unaudited financial statements for this period. Our historical results are not necessarily indicative of the results that may be expected in the future. In this section, WFOE refers to Tenet-Jove, a former wholly owned subsidiary of Shineco which was disposed as of September 2023. The balance sheet data as of December 31, 2023 and June 30, 2024 are not included below as the VIE structure was terminated in September 2023.

Selected Condensed Consolidated Statements of Loss and Comprehensive Loss

	For the Year Ended June 30, 2024
	Shineco, Inc. (U.S.)	Subsidiaries (Hong Kong & Mainland PRC)	WFOE and WFOE’s Subsidiaries (Mainland PRC)	Former VIEs and Former VIEs’ Subsidiaries (PRC)	Eliminations	Consolidated Total
Revenue	$-	$9,801,856	$-	$-	$-	$9,801,856
Revenues from discontinued operations	$-	$-	$4,439	$-	$-	$4,439
Cost of revenue	$-	$8,919,688	$-	$-	$-	$8,919,688
Cost of revenue from discontinued operations	$-	$-	$4,183	$-	$-	$4,183
Share of loss from subsidiaries	$(21,458,529)	$-	$-	$-	$21,458,529	$-
Net income (loss) from discontinued operations	$8,904,702	$-	$(109,881)	$60,426	$-	$8,855,247
Net income (loss) attributable to Shineco, Inc.	$(22,509,443)	$(21,349,443)	$(109,086)	$60,426	$21,458,529	$(22,449,017)
Comprehensive income (loss) attributable to Shineco, Inc.	$(22,509,443)	$(21,344,601)	$(109,086)	$60,426	$21,458,529	$(22,444,175)

	For the Year Ended June 30, 2023
	Shineco, Inc. (U.S.)	Subsidiaries (Hong Kong & Mainland PRC)	WFOE and WFOE’s Subsidiaries (Mainland PRC)	Former VIE and former VIE’s Subsidiaries (Mainland PRC)	Eliminations	Consolidated Total
Revenue	$-	$550,476	$-	$-	$-	$550,476
Revenues from discontinued operations	$-	$-	$43,431	$2,448,508	$-	$2,491,939
Cost of revenue	$-	$424,291	$-	$-	$-	$424,291
Cost of revenue from discontinued operations	$-	$-	$2,638	$3,042,798	$-	$3,045,436
Share of loss from subsidiaries	$(5,590,602)	$-	$-	$-	$5,590,602	$-
Net income (loss) from discontinued operations	$-	$-	$(3,760,652)	$515,789	$-	$(3,244,863)
Net income (loss) attributable to Shineco, Inc.	$(13,879,188)	$(1,838,318)	$(3,752,284)	$515,789	$5,590,602	$(13,363,399)
Comprehensive income (loss) attributable to Shineco, Inc.	$(13,879,188)	$2,974,394	$(9,249,594)	$(1,691,238)	$5,590,602	$(16,255,024)

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Selected Condensed Consolidated Balance Sheets

	As of June 30, 2024
	Shineco, Inc. (U.S.)	Subsidiaries (Hong Kong & Mainland PRC)	WFOE and WFOE’s Subsidiaries (Mainland PRC)	Former VIE and former VIE’s Subsidiaries (Mainland PRC)	Eliminations	Consolidated Total
Cash and cash equivalents	$45,539	$320,601	$-	$-	$-	$366,140
Service fee receivable due from VIE and VIE’s subsidiaries	$-	$-	$-	$-	$-	$-
Intercompany receivable	$58,661,000	$-	$-	$-	$(58,661,000)	$-
Current assets held for discontinued operations	$-	$-	$-	$-	$-	$-
Total current assets	$58,706,539	$20,858,422	$-	$-	$(58,661,000)	$20,903,961
Investments in subsidiaries	$(4,233,354)	$-	$-	$-	$4,233,354	$-
Non-current assets held for discontinued operations	$-	$-	$-	$-	$-	$-
Total non-current assets	$(4,233,354)	$63,275,418	$-	$-	$4,233,354	$63,275,418
Total Assets	$54,473,185	$84,133,840	$-	$-	$(54,427,646)	$84,179,379
Service fee payable due to WFOE	$-	$-	$-	$-	$-	$-
Intercompany payable	$-	$58,661,000	$-	$-	$(58,661,000)	$-
Total liabilities held for discontinued operations	$-	$-	$-	$-	$-	$-
Total Liabilities	$16,454,489	$89,808,195	$-	$-	$(58,661,000)	$47,601,684
Total Shareholders’ Equity (Deficit)	$38,018,696	$(16,251,117)	$-	$-	$4,233,354	$26,000,933
Non-controlling interest	$-	$10,576,762	$-	$-	$-	$10,576,762
Total Equity (Deficit)	$38,018,696	$(5,674,355)	$-	$-	$4,233,354	$36,577,695
Total Liabilities and Equity (Deficit)	$54,473,185	$84,133,840	$-	$-	$(54,427,646)	$84,179,379

Selected Condensed Consolidated Statements of Cash Flows

	For the Year Ended June 30, 2024
	Shineco, Inc. (U.S.)	Subsidiaries (Hong Kong & Mainland PRC)	WFOE and WFOE’s Subsidiaries (Mainland PRC)	Former VIE and former VIE’s Subsidiaries (Mainland PRC)	Eliminations	Consolidated Total
Net cash used in operating activities from continuing operations	$(2,419,393)	$(1,348,447)	$-	$-	$-	$(3,767,840)
Net cash provided by (used in) operating activities from discontinued operations	$-	$-	$(275,535)	$113,124	$-	$(162,411)
Net cash used in investing activities from continuing operations	$(15,759,736)	$(7,140,172)	$-	$-	$1,919,984	$-20,979,924
Net cash provided by financing activities from continuing operations	$2,369,393	$10,260,545	$-	$-	$(1,919,984)	$10,709,954
Net cash provided by financing activities from discontinued operations	$-	$-	$293,592	$-	$-	$293,592

	For the Year Ended June 30, 2023
	Shineco, Inc. (U.S.)	Subsidiaries (Hong Kong & PRC)	WFOE and WFOE’s Subsidiaries (PRC)	Former VIE and former VIE’s Subsidiaries (PRC)	Eliminations	Consolidated Total
Net cash used in operating activities from continuing operations	$(2,390,511)	$(2,488,339)	$-	$-	$357,506	$(4,521,344)
Net cash provided by (used in) operating activities from discontinued operations	$-	$-	$(954,674)	$442,930	$(357,506)	$(869,250)
Net cash provided by (used in) investing activities from continuing operations	$(3,184,315)	$603,133	$-	$-	$3,099,444	$518,262
Net cash provided by investing activities from discontinued operations	$-	$-	$217,106	$-	$298,106	$515,212
Net cash provided by financing activities from continuing operations	$4,769,777	$3,486,724	$-	$-	$(3,782,769)	$4,473,732
Net cash provided by (used in) financing activities from discontinued operations	$-	$-	$(429,291)	$51,708	$385,219	$7,636

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Roll-Forward of Investment in Subsidiaries

Balance, June 30, 2022	$22,815,777
Share of loss from subsidiaries	(5,590,602)
Balance, June 30, 2023	$17,225,175
Share of loss from subsidiaries	(21,458,529)
Balance, June 30, 2024	$(4,233,354)

Our Corporate Information

We were incorporated under the laws of the State of Delaware on August 20, 1997 as Supcor, Inc. Our principal executive offices are located at Room 1707, Block D, Modern City SOHO, No. 88, Jianguo Road, Chaoyang District, Beijing, People’s Republic of China, and our telephone number is (+86) 10-87227366. Our website address is www.biosisi.com. Our website and the information contained on or accessible through our website are not incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision to purchase our common stock.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and will remain a smaller reporting company while we have determined that either (i) the market value of our stock held by non-affiliates was less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter. As of June 30, 2021, we ceased to be an “emerging growth company,” but we remain a smaller reporting company as defined in the Jumpstart Our Business Startups Act of 2021. We therefore may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including many of the same exemptions from disclosure obligations that are available to emerging growth companies, such as reduced disclosure obligations regarding executive compensation. We may take advantage of one or more of these reporting exemptions until we are no longer a smaller reporting company.

Summary of Risk Factors

An investment in our shares of common stock is subject to a number of risks, including risks related to our business and industry, risks related to our corporate structure, risks related to doing business in China and risks related to our shares of common stock. You should carefully consider all of the information in this prospectus before making an investment in the shares of common stock. The following list summarizes some, but not all, of these risks. Please read the information in the section titled “Risk Factors” for a more thorough description of these and other risks.

Risks Related to our Corporate Structure

For more detailed discussions of the following risk, see “Risk Factors—Risks Related to our Corporate Structure” on page 15.

●	If the PRC government deems that our previous VIE structure did not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, Shineco’s shares may decline in value or become worthless.

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Risks Associated with Doing Business in China

In the past few years, the PRC government had initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For more detailed discussions of the following risks, see “Risk Factors—Risks Associated with Doing Business in China” on pages 16 through 27.

●	Filings with the CSRC are required and the approval and/or other requirements of other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval. See “Risk Factors—Risks Associated with Doing Business in China— Filings with the CSRC are required and the approval and/or other requirements of other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval” on page 16 of this prospectus;

●	Our shares of common stock may be delisted or prohibited from being traded over-the-counter under the HFCA Act, if the PCAOB is unable to inspect our auditors. The delisting or the cessation of trading of our shares of common stock, or the threat of them being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors with the benefits of such inspections. Our auditor has been inspected by the PCAOB on a regular basis. See “Risk Factors—Risks Associated with Doing Business in China— Our shares of common stock may be delisted or prohibited from being traded over-the-counter under the HFCA Act, if the PCAOB is unable to inspect our auditors. The delisting or the cessation of trading of our shares of common stock, or the threat of them being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors with the benefits of such inspections. Our auditor has been inspected by the PCAOB on a regular basis” on page 18 of this prospectus;

●	To the extent cash and assets of the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash and assets. See “Risk Factors—Risks Associated with Doing Business in China— To the extent cash and assets of the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash and assets” on page 18 of this prospectus;

●	Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition. See “Risk Factors—Risks Associated with Doing Business in China—Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition” on page 20 of this prospectus;

●	Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and operations. See “Risk Factors—Risks Associated with Doing Business in China— Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and operations” on page 25 of this prospectus; and

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●	The PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our business operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the shares of common stock to significantly decline in value or become worthless. “Risk Factors—Risks Associated with Doing Business in China— The PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our business operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the shares of common stock to significantly decline in value or become worthless” on page 26 of this prospectus.

Risks Related to Our Business

For more detailed discussions of the following risks, see “Risk Factors—Risks Related to Our Business” on pages 27 through 30.

●	Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any increased demand for our products and services and possibly hurting our operating results;

●	There can be no assurance that we can sustain or increase profitability; and

●	The failure to maintain our relationships with our existing customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings or have an adverse impact on our business.

Risks Related to Our Common Stock and this Offering

For more detailed discussions of the following risks, see “Risk Factors—Risks Related to Our Common Stock and this Offering” on pages 30 through 32.

●	The market price of our common stock may be volatile due to numerous circumstances beyond our control;

●	Sales of substantial amounts of shares of our common stock by the Selling Stockholders, or the perception that these sales could occur, could adversely affect the price of our common stock; and

●	We are not likely to pay cash dividends in the foreseeable future.

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THE OFFERING

Common Stock Offered by the Selling Stockholders	15,000,000 shares of common stock, consisting of shares we sold to the Selling Stockholders in a December 2024 private placement pursuant to the Securities Purchase Agreement. See “Description of Securities to be Registered.”

Plan of Distribution	The Selling Stockholders will determine when and how they will sell the shares of common stock covered by this prospectus. See the “Plan of Distribution” section of this prospectus.

Use of proceeds	We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of Resale Shares by the Selling Stockholders. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page 15 of this prospectus and in the other documents incorporated by reference into this prospectus.

Listing	Our common stock are listed on Nasdaq under the symbol “SISI”.

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RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act, such as the risk factors set forth in our most recent Annual Report on Form 10-K on file with the SEC. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we and our subsidiaries face. Additional risks not presently known to us and our subsidiaries or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to Our Corporate Structure

If the PRC government deems that our previous VIE structure did not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, Shineco’s shares may decline in value or become worthless.

Shineco is a holding company incorporated in Delaware. As a holding company with no operations of our own, we conducted a substantial majority of our operations through the former VIEs prior to the termination of the VIE structure in September 2023. Due to PRC legal restrictions on foreign ownership in any internet-related businesses we envisioned exploring and operating, we did not own any equity interest in the former VIEs, and instead we received the economic benefits of the former VIEs’ business operations through certain contractual arrangements. Our common stock that is currently listed on the Nasdaq Capital Market are shares of common stock of our Delaware holding company.

In the opinion of Beijing Yingke Law Firm, our PRC legal counsel, our previous corporate structure and contractual arrangements complied with the applicable PRC laws and regulations. Our PRC legal counsel also believe that each of the contracts among our then wholly-owned PRC subsidiary, the consolidated former VIEs and their respective shareholders were valid, binding and enforceable in accordance with the terms thereof. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. In addition, the contractual agreements with the former VIEs have not been tested in court in China and this structure involves unique risks to investors. Thus, the PRC governmental authorities may take a view contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If these regulations change or are interpreted differently in the future and our previous corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down our services;

●	discontinuing or restricting our operations in China;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us and the PRC entities to restructure the relevant ownership structure; and

●	taking other regulatory or enforcement actions that could be harmful to our business.

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Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our common stock. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure may cause the value of our common stock to decline significantly or even become worthless.

Risks Associated with Doing Business in China

Filings with the CSRC are required and the approval and/or other requirements of other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If a governmental approval is required, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure or delay in obtaining the requisite governmental approval for an offering, or a rescission of such CSRC approval, if obtained by us, may subject us to sanctions imposed by the relevant PRC regulatory authority, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Rules, and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Overseas Listing Rules, companies in mainland China that directly or indirectly offer or list their securities in an overseas market, including a company in mainland China limited by shares and an offshore company whose main business operations are in mainland China and intends to offer shares or be listed in an overseas market based on its equities, assets or similar interests in mainland China are required to file with the CSRC within three business days after submitting their listing application documents to the regulator in the place of intended listing. If the company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, it may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. The Overseas Listing Rules also provide that a company in mainland China must file with the CSRC within three business days for its follow on offering of securities after it is listed in an overseas market. On February 17, 2023, the CSRC also issued the Notice on Administration of the Filing of Overseas Offering and Listing by Domestic Companies and held a press conference for the release of the Overseas Listing Rules, which, among others, clarified that the companies in mainland China that have been listed overseas before March 31, 2023 are not required to file with the CSRC immediately, but these companies should complete filing with the CSRC for their refinancing activities in accordance with the Overseas Listing Rules. A fine between RMB1 million (approximately $136,986) and RMB10 million (approximately $1,369,863) may be imposed if an applicant fails to fulfill the filing requirements with the CSRC or conducts an overseas offering or listing in violation of the Overseas Listing Rules, and in cases of severe violations, a parallel order to suspend relevant businesses or halt operations for rectification may be issued, and relevant business permits or operational license revoked.

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On February 24, 2023, the CSRC, jointly with other relevant governmental authorities, published the Provisions on Strengthening Confidentiality and Archives Management of Overseas Securities Issuance and Listing by Domestic Enterprises, or the Confidentiality and Archives Management Provisions, which became effective on March 31, 2023. Pursuant to the Confidentiality and Archives Management Provisions, China-based companies that offer and list securities in overseas markets shall establish confidentiality and archives system. The “China-based companies” refer to companies in mainland China limited by shares which are directly listed on a foreign stock exchange and the domestic operating entities of an offshore company being indirectly listed on a foreign stock exchange. These China-based companies shall obtain the approvals from relevant authorities and file with the competent confidential administration authorities when providing or publicly filing documents and materials related to state secrets or secrets of the government authorities to the relevant securities companies, securities service agencies or the offshore regulatory authorities, or providing or publicly filing such documents and materials through its offshore listing entity. In addition, China-based companies shall complete corresponding procedures when (i) providing or publicly filing documents and materials which may adversely affect national security and public interests to the relevant securities companies, securities service agencies or the offshore regulatory authorities, (ii) providing or publicly filing such documents and materials through its offshore listing entity, or (iii) providing accounting files or copies to relevant securities companies, securities service institutions, overseas regulators and individuals. These China-based companies are also required to provide written statements as to whether they have completed the approval or filing procedures as above when providing documents and materials to securities companies and securities service providers, and the securities companies and securities service providers should properly retain such written statements for inspection. If a China-based company finds that the documents and materials related to state secrets or secrets of the government authorities or other materials, which may adversely affect national security and public interests, have been leaked or have leakage risks, it should take remedial measures immediately and report to the relevant authorities.

In the opinion of our PRC legal counsel, Beijing Yingke Law Firm, as this offering does not constitute a subsequent offering by us, we are not required to file with the CSRC in accordance with the Trial Measures in connection with this offering of Resale Shares by the Selling Stockholders. We cannot assure you that the CSRC will take the same view as us or our PRC legal counsel, and in such event, if we do not complete the required filing procedures with the CSRC or any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder Shineco’s ability to launch any new offering of its securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of Shineco’s shares of common stock. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder Shineco’s ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

Furthermore, the governmental authorities may impose restrictions and penalties on our operations in China, such as the suspension of our ability to continue our business offerings, revocation of our licenses, shutting down part or all of our operations, limiting our ability to pay dividends outside of China, delaying or restricting the repatriation of the proceeds from an offering into China, or may take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the common stock. The PRC governmental authorities may also take actions requiring us, or making it advisable for us, to halt an offering before settlement and delivery of the shares of common stock offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the PRC governmental authorities later promulgate new rules or requirements that we obtain their approvals for filings, registrations or other kinds of authorizations for an offering, we cannot assure you that we can obtain the approval, authorizations, or complete required procedures or other requirements in a timely manner, or at all, or obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver.

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Our shares of common stock may be delisted or prohibited from being traded over-the-counter under the HFCA Act, if the PCAOB is unable to inspect our auditors. The delisting or the cessation of trading of our shares of common stock, or the threat of them being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors with the benefits of such inspections. Our auditor has been inspected by the PCAOB on a regular basis.

Our common stock may be prohibited from trading on a national exchange or “over-the-counter” markets under HFCA Act if the PCAOB determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law as part of the fiscal year 2023 omnibus spending legislation on December 29, 2022 and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. The PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. Our independent registered public accounting firm is headquartered in Singapore and has been inspected by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s determination report issued on December 16, 2021. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in mainland China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation on or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets.

To the extent cash and assets of the business is in the mainland PRC/Hong Kong or a mainland PRC/Hong Kong entity, the funds and assets may not be available to fund operations or for other use outside of the mainland PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash and assets.

Relevant PRC laws and regulations permit the companies in mainland China to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in mainland China are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. The companies in mainland China are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. Furthermore, if we determine to pay dividends on any of our capital stock in the future, as a holding company, we will rely on payments from subsidiaries of Shineco Life, and then to our Company. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of mainland China for tax purposes, any dividends we pay to our overseas stockholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax.

The PRC government also imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. The majority of our and the PRC subsidiaries’ income is received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of mainland China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our stockholders.

Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective stockholders could materially and adversely limit our ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital. However, our operations and business, including investment and/or acquisitions by our PRC subsidiaries within mainland China, will not be affected as long as the capital is not transferred in or out of mainland China.

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As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to mainland China), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future. There is no assurance the PRC government will not intervene in or impose restrictions on our ability to transfer cash or assets.

As a result of the above, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/ Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by competent government authorities to the transfer of cash or assets.

We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business.

As a holding company, we conduct our business through our subsidiaries in China. We may rely on dividends paid by these PRC subsidiaries for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our stockholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in China is subject to limitations. Regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. In accordance with the Article 166, 168 of the Company Law of the PRC (Amended in 2018), each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves or statutory capital reserve fund until the aggregate amount of such reserves reaches 50% of its respective registered capital. A company may discontinue the contribution when the aggregate sum of the statutory surplus reserve is more than 50% of its registered capital. The statutory common reserve fund of a company may only be used to cover the losses of the company, expand the business and production of the company or be converted into additional capital. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to us in the form of dividends. In addition, if any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict such subsidiary’s ability to pay dividends or make other distributions to us. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of our business.

The PRC’s economy is in a transition from a planned economy to a market-oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions within the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or ability to continue as a for-profit enterprise, expropriation or nationalization of private enterprises, changes in the allocation of resources or other circumstances affecting the PRC’s political, economic and social environment.

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Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations conducted through the PRC subsidiaries may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors. Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC. Any adverse changes in Chinese laws and regulations and the Chinese government’s significant oversight and discretion over the conduct of our business could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

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On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

A slowdown or other adverse developments in the PRC economy may harm our customers and the demand for our services and our products.

All of our business operations are conducted through the PRC subsidiaries in the PRC. Although the PRC economy has grown significantly in recent years, there is no assurance that this growth will continue. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for our products and services.

Future inflation in China may inhibit the profitability of our business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our services and products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our services and products.

The fluctuation of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by, various factors, such as changes in China’s political and economic conditions and China’s foreign exchange controls. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under such policy, the Renminbi was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Later on, the People’s Bank of China has decided to further implement the reform of the RMB exchange regime and to enhance the flexibility of RMB exchange rates. Such changes in policy have resulted in a significant appreciation of the Renminbi against the U.S. dollar since 2005. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant adjustment of the Renminbi against the U.S. dollar. Any significant appreciation or revaluation of the Renminbi may have a material adverse effect on the value of, and any dividends payable on, shares of our common stock in foreign currency terms. More specifically, if we decide to convert our Renminbi into U.S. dollars, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. To the extent that we need to convert U.S. dollars we receive from our 2018 offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. In addition, appreciation or depreciation in the exchange rate of the Renminbi to the U.S. dollar could materially and adversely affect the price of shares of our common stock in U.S. dollars without giving effect to any underlying change in our business or results of operations.

Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

Substantially all of our revenue is denominated in Renminbi. As a result, restrictions on currency exchange may limit our ability to use revenue generated in Renminbi to fund any business activities we may have outside China in the future or to make dividend payments to our stockholders in U.S. dollars. Under current PRC laws and regulations, Renminbi is freely convertible for current account items, such as trade and service-related foreign exchange transactions and dividend distributions. However, Renminbi is not freely convertible for direct investment or loans or investments in securities outside China, unless such use is approved by the State Administration of Foreign Exchange of the PRC (“SAFE”). For example, foreign exchange transactions under our subsidiary’s capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval requirement of SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by Ministry of Commerce of the PRC (“MOFCOM”) or its local counterpart and the amount of registered capital of such foreign-invested company. These limitations could affect our ability to convert Renminbi into foreign currency for capital expenditures.

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If relations between the United States and China worsen, investors may be unwilling to hold or buy our shares of common stock and our stock price may decrease.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries that may affect our economic outlook both in the United States and in China. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

The PRC’s legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.

The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is uncertain. As a result, it may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC’s legal system is based on the civil law regime, that is, it is based on written statutes. A decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC’s political, economic or social life, will not affect the PRC government’s ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

Because a majority of our assets are located outside of the United States and most of our directors and officers reside outside the United States, it may be difficult for you to enforce your rights based on U.S. federal securities laws against us and our officers and directors in the U.S. or to enforce a U.S. court judgment against us or them in the PRC.

Most of our directors and officers reside outside the United States, including Jennifer Zhan, Sai Wang, Xiqiao Liu, Hu Li, Jin Liu, and Jun Fu, and a substantial portion of their assets are located outside of the United States. In addition, our operating subsidiaries are located in the PRC and substantially all of their assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights against us based on the civil liability provisions of the U.S. federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, it may be difficult to enforce such judgments in PRC courts.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

The SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has recently adopted a revised securities law that became effective on March 1, 2020, Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct an investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted outside of China.

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Certain PRC regulations, including the M&A Rules and national security regulations, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the MOFCOM must be notified in the event a foreign investor takes control of a PRC domestic enterprise. In addition, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the MOFCOM. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in August 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by the MOFCOM. In addition, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited. There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in China. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in China. As a result, our ability to seek growth through acquisitions may be materially and adversely affected. In addition, if the MOFCOM determines that we should have obtained its approval for our entry into contractual arrangements with our affiliated entities, we may be required to file for remedial approvals. There is no assurance that we would be able to obtain such approval from the MOFCOM. We may also be subject to administrative fines or penalties by the MOFCOM that may require us to limit our business operations in the PRC, delay or restrict the conversion and remittance of our funds in foreign currencies into the PRC or take other actions that could have material and adverse effect on our business, financial condition and results of operations.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and affiliated entities, which could harm our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiaries, we may (i) make loans to our PRC subsidiaries, (ii) make additional capital contributions to our PRC subsidiaries, (iii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, and (iv) acquire offshore entities with business operations in China in an offshore transaction. However, most of these uses are subject to PRC regulations and approvals. For example:

●	loans by us to our wholly-owned subsidiaries in China, which are foreign-invested enterprises, cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange of the PRC (or SAFE) or its local counterparts; and
●	capital contributions to our wholly-owned subsidiaries must file a record with the MOFCOM or its local counterparts and shall also be limited to the difference between the registered capital and the total investment amount.

We cannot assure you that we will be able to obtain these government registrations or filings on a timely basis, or at all. If we fail to finish such registrations or filings, our ability to capitalize our PRC subsidiaries’ operations may be adversely affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated a notice relating to the administration of foreign-invested company of its capital contribution in foreign currency into Renminbi (Hui Fa [2015]19) (or Circular 19). Although Circular 19 has fastened the administration relating to the settlement of exchange of foreign-investment, allows the foreign-invested company to settle the exchange on a voluntary basis, it still requires that the bank review the authenticity and compliance of a foreign-invested company’s settlement of exchange in previous time, and the settled in Renminbi converted from foreign currencies shall deposit on the foreign exchange settlement account, and shall not be used for several purposes as listed in the “negative list”. As a result, the notice may limit our ability to transfer funds to our operations in China through our PRC subsidiaries, which may affect our ability to expand our business. Meanwhile, the foreign exchange policy is unpredictable in China, it shall be various with the nationwide economic pattern, the strict foreign exchange policy may have an adverse impact in our capital cash and may limit our business expansion.

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Governmental control of the convertibility of Renminbi and restrictions on the transfer of cash into and out of China may constrain our liquidity and adversely affect our ability to use cash in our operation.

The PRC government also imposes controls on the convertibility of the Renminbi into foreign currencies. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE, by complying with certain procedural requirements. Approvals from appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose any restriction on access of foreign currencies for current account transactions.

As an offshore holding company of our PRC subsidiaries, the majority of our income is received in Renminbi. If the PRC government imposes restrictions on access of foreign currencies for current account transactions, we may not be able to pay dividends in foreign currencies to our stockholders.

A failure by the beneficial owners of our shares of common stock who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

SAFE has promulgated regulations, including the Notice on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles (or SAFE Circular No. 37), effective on July 4, 2014, and its appendices, that require PRC residents, including PRC institutions and individuals, to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC stockholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

These regulations apply to our direct and indirect stockholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. However, in practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations, and since SAFE Circular No. 37 was relatively new, there remains uncertainty with respect to its implementation. As of the date of this reoffer prospectus, all PRC residents known to us that currently hold direct or indirect interests in our company have completed the necessary registrations with SAFE as required by SAFE Circular 37. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with the requirements of SAFE Circular 37. However, we cannot assure you that these individuals or any other direct or indirect stockholders or beneficial owners of our company who are PRC residents will be able to successfully complete the registration or update the registration of their direct and indirect equity interest as required in the future. If they fail to make or update the registration, our stockholders could be subject to fines and legal penalties, and SAFE could restrict our cross-border investment activities and our foreign exchange activities, including restricting our PRC subsidiaries’ ability to distribute dividends to, or obtain loans denominated in foreign currencies from, our company, or prevent us from paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

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Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and operations.

On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (the “CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On September 24, 2024, the CAC published the Administrative Regulations on the Network Data Security, or the Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The Security Administration may apply to the use of networks to carry out data processing activities and the supervision and administration of network data security in mainland China and apply to activities outside mainland China to process personal information of any natural persons in mainland China under any of the following circumstances: (i) for the purpose of providing products or services to natural persons in mainland China; (ii) analyze and evaluate the behavior of natural persons in mainland China; and (iii) other circumstances stipulated by laws and administrative regulations. The Security Administration further stipulates that where it is indeed necessary to transfer “important data” collected and generated by a network data processor during its operation within the territory of mainland China to overseas parties, it shall pass the security assessment for cross-border data transfer organized by the CAC. Network data processors should identify and declare “important data” in accordance with the relevant provisions, but they are not required to conduct security assessment for outbound data transfer for data that has not been notified or published as “important data” by relevant departments or regions. In addition, the Security Administration provides that data processors that process “important data” must conduct an annual data security assessment with regard to the data process activities, and submit the assessment report to relevant competent authorities at or above the provincial level. Since the Security Administration is newly promulgated, there remains uncertainty as to how it will be implemented and interpreted by the competent authorities and whether the PRC regulatory agencies, including the CAC, will adopt new laws, regulations, rules, or detailed implementation and interpretation related to security assessment. We cannot predict the impact of the Security Administration on us, if any, at this stage, and we will closely monitor and assess any development in the implementation and interpretation of the Security Administration.

As of the date of this prospectus, we have not received any notice from any authorities identifying our PRC subsidiaries as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, Beijing Yingke Law Firm, the operations of our PRC subsidiaries are not expected to be affected, and that we will not be subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, nor will any such entity be subject to the Security Administration, given that our PRC subsidiaries possess personal data of fewer than one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this prospectus and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. In general, we believe we are compliant with the regulations or policies that have been issued by the CAC to date. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration will be interpreted and whether the PRC regulatory agencies. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. If we inadvertently conclude that such approval is not required, fail to obtain and maintain such approvals, licenses, or permits required for our business or respond to changes in the regulatory environment, we could be subject to liabilities, penalties and operational disruption, which may materially and adversely affect our business, operating results, financial condition, and the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

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Increases in labor costs in the PRC may adversely affect our business and our profitability.

The economy of China has been experiencing significant growth, leading to inflation and increased labor costs. China’s overall economy and the average wage in the PRC are expected to continue to grow. Future increases in China’s inflation and material increases in the cost of labor may materially and adversely affect our profitability and results of operations.

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which became effective on January 1, 2020. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves space for interpretation, future laws, administrative regulations or provisions of the State Council to include contractual arrangements as a form of foreign investment.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment on a “negative list”. The business operations of our PRC subsidiaries are not subject to foreign investment restrictions or prohibitions set forth in the Special Administrative Measures for the Access of Foreign Investment (Negative List) (Edition 2022) (the “2022 Negative List”). We do not intend to conduct any types of business activities restricted or prohibited under the 2022 Negative List in the future. However, it is unclear whether any updated “negative list” to be published by the State Council in the future will be different from the 2022 Negative List.

The PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our business operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the shares of common stock to significantly decline in value or become worthless.

Our business, prospects, financial condition, and results of operations may be influenced to a significant degree by political, economic, and social conditions in China generally. The PRC government has significant authority to intervene or influence the China operations of an offshore holding company at any time, which could result in a material adverse change to our operations and the value of the shares of common stock. The PRC government has recently indicated an intent to exert more oversight and control over listings conducted overseas and/or foreign investment in China-based issuers. Any such action may hinder our ability to offer or continue to offer our securities to investors, result in a material adverse change to our business operations, and damage our reputation, which could cause the shares of common stock to significantly decline in value or become worthless. See also “—Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.”

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Under the PRC Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Any classification as such will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law, or the PRC EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be subject to an enterprise income tax, or EIT, rate of 25.0% on its global income. In April 2009, the SAT promulgated a circular, known as Circular 82, and partially amended by Circular 9 promulgated in January 2014, to clarify the certain criteria for the determination of the “de facto management bodies” for foreign enterprises controlled by PRC enterprises or PRC enterprise groups. Under Circular 82, a foreign enterprise is considered a PRC resident enterprise if all of the following apply: (1) the senior management and core management departments in charge of daily operations are located mainly within China; (2) decisions relating to the enterprise’s financial and human resource matters are made or subject to approval by organizations or personnel in China; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders’ meeting minutes are located or maintained in China; and (4) 50.0% or more of voting board members or senior executives of the enterprise habitually reside in China. Further to Circular 82, the SAT issued a bulletin, known as Bulletin 45, effective in September 2011 and amended on June 1, 2015 and October 1, 2016, to provide more guidance on the implementation of Circular 82 and clarify the reporting and filing obligations of such “Chinese controlled offshore incorporated resident enterprises.” Bulletin 45 provides for, among other matters, procedures for the determination of resident status and administration of post-determination matters. Although Circular 82 and Bulletin 45 explicitly provide that the above standards apply to enterprises that are registered outside China and controlled by PRC enterprises or PRC enterprise groups, Circular 82 may reflect the SAT’s criteria for determining the tax residence of foreign enterprises in general.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, under the PRC EIT Law, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to the clause 26 of the PRC EIT Law. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to shares of our common stock, or the gain our non-PRC shareholders may realize from the transfer of shares of our common stock, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The PRC EIT Law is, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the PRC EIT Law to withhold PRC income tax on dividends payable to our non-PRC shareholders, should there be a determination in the future to pay dividends, or if non-PRC shareholders are required to pay PRC income tax on gains on the transfer of their shares of our common stock, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

Risks Related to Our Business

We may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all.

From time to time, we may seek additional financing to provide the capital required to maintain or expand our production facilities, research and development initiatives and equipment and/or working capital, as well as to repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available on satisfactory terms, we may be unable to expand our business or to develop new business at the rate desired, and our operating results may suffer. If we are able to incur debt, we may be subject to certain restrictions imposed by the terms of the debt and the repayment of such debt may limit our cash flow and our ability to grow. If we are unable to incur debt, we may be forced to issue additional equity, which could have a dilutive effect on our current stockholders.

Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any increased demand for our products and services and possibly hurting our operating results.

Our business plan is to significantly grow our operations to meet anticipated growth in demand for our products and services. Our planned growth includes the increase of our line of products and expansion of sales in our existing markets as well as new markets over the next few years. Growth in our business may place a significant strain on our personnel, management, financial systems and other resources. The evolution of our business also presents numerous risks and challenges, including:

●	the continued acceptance of our products and services by the pharmaceutical markets;

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●	our ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;

●	the costs associated with such growth, which are difficult to quantify, but could be significant;

●	rapid technological change; and

●	the highly competitive nature of the pharmaceutical industries.

If we are successful in obtaining rapid market growth of our products, we will be required to deliver large volumes of quality products and services to customers on a timely basis at a reasonable cost to those customers. Meeting any such increased demands will require us to expand our manufacturing facilities, to increase our ability to purchase raw materials, to increase the size of our work force, to expand our quality control capabilities and to increase the scale upon which we provide our products and services. Such demands would require more capital and working capital than we currently have available and we may be unable to meet the needs of our customers, which could adversely affect our relationship with our customers and reduce our revenues.

There can be no assurance that we can sustain or increase profitability.

There can be no assurance that we can attain or increase profitability. Unanticipated problems, expenses, and delays are frequently encountered in developing and marketing products. These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, marketing, increases in the cost of raw materials and governmental regulation. Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail our operations. We may not achieve our business growth objectives and the failure to achieve such goals would have an adverse impact on our business and results of operations. In addition, we expect to incur additional general and administrative expenses as a public company in the United States which could also have a negative impact on our future profitability.

Our growth strategy includes the pursuit of acquisitions and new product development which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Our business strategy includes growth through strategic acquisitions of one or more complimentary businesses and the development of new products and technologies. Growth through acquisitions and/or new product development will involve significant expenditures of capital and other resources and involve significant risks. Developing new pharmaceutical products will result in research and development costs that may achieve no tangible results and will adversely affect our future profitability. In addition, any acquisition or combination that we consummate will likely involve, among other things, the payment of cash, the incurrence of contingent liabilities and the amortization of expenses related to goodwill and other intangible assets, and transaction costs, which may adversely affect our business, financial condition, results of operations and growth prospects. Our ability to integrate and organize any new businesses and/or products, whether internally developed or obtained by acquisition or combination, will likely require significant expansion of our operations. There is no assurance that we will have or be able to obtain the necessary resources to satisfactorily effect such expansion, and the failure to do so could have a material adverse effect on our business, financial condition, results of operations and growth prospects. In addition, future acquisitions or combinations by the company involve risks of, among other things, entering markets or segments in which we have no or limited prior experience, the potential loss of key employees or difficulty, delay or failure in the integration of the operations of any such new business with our current business and operating and financial difficulties of any new or newly combined operations, any of which could have a materially adverse effect on our business, financial condition, results of operations and growth prospects. Moreover, there can be no assurance that the anticipated benefits of any internally developed new business segment or business combination will be realized.

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The failure to maintain our relationships with our existing customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings or have an adverse impact on our business.

We maintain purchase orders for the sales of our products to our customers. Although we have entered into agreements to supply our customers, we cannot assure that such agreements will be renewed when the terms of such agreements expire or that our relationships with our customers will be maintained on satisfactory terms or at all. The failure to maintain our relationships with our customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings or have an adverse impact on our business.

We rely on a limited number of suppliers and the loss of any of our suppliers, or delays or problems in the supply of materials used in our products, could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We generally rely on a limited number of suppliers for most of the primary materials used in our products. Our suppliers may not be able to supply the necessary materials without interruption and we may not have adequate remedies for such failure, which could result in a shortage of our products. If one of our suppliers fails or refuses to supply us for any reason, it could take time and expense to obtain a new supplier. In addition, our failure to maintain existing relationships with our suppliers or to establish new relationships in the future could negatively affect our ability to obtain the materials used in our products in a timely manner. The search for new suppliers could potentially delay the manufacture of our products, resulting in shortages in the marketplace and may cause us to incur additional expense. Failure to comply with applicable legal requirements subjects our suppliers to possible legal or regulatory action, including shutdown, which may adversely affect their ability to supply us with the materials we need for our products. Any delay in supplying, or failure to supply, materials for our products by any of our suppliers could result in our inability to meet the commercial demand for our products, and could adversely affect our business, financial condition, results of operations and growth prospects.

Our existing indebtedness may adversely affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns.

We are subject to a number of risks associated with our indebtedness, including:

●	we must dedicate a portion of our cash flows from operations to pay debt service costs and, as a result, we have less funds available for operations and other purposes;
●	it may be more difficult and expensive to obtain additional funds through financings, if available at all;

●	we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

●	if we default under any of our existing credit facilities or if our creditors demand payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

The loss of one or more members of our management team or other key employees could affect our ability to successfully grow our business.

Our success and future growth depends to a significant degree on the skills and continued services of our management team and other key employees. We do not currently have an employment agreement with any of our executive officers, nor do we currently maintain key person life insurance. If one or more members of our management or other key employees were to resign or no longer be able to serve as our employees, it could impair our revenue growth, business and future prospects. In addition, our ability to execute our business plan is dependent on our ability to attract and retain additional highly skilled personnel.

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If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant additional requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Risks Related to Our Common Stock and this Offering

The market price of our common stock may be volatile due to numerous circumstances beyond our control.

The market price for our common stock may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	conditions in Chinese and global health and well-being focused plant-based product markets;

●	our capability to match and compete with product and technology innovations in the industry;

●	changes in the economic performance or market valuations of other companies in the same industry;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. dollar;

●	natural disasters, fires, explosions, acts of terrorism or war, or disease or other adverse health developments, including those related to the COVID-19 pandemic; and

●	general economic or political conditions in or impacting China.

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In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. As a result of this volatility, investors that purchase our common stock may lose a significant portion of their investments if the price of our common stock subsequently declines. Furthermore, the potential extreme volatility may confuse the public investors of the value of our common stock, distort the market perception of our stock price, our financial performance, public image, and negatively affect the long-term liquidity of our common stock, regardless of our actual or expected operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we become involved in similar securities class action litigation in the future, it could result in substantial costs and diversion of our management’s attention and resources and could harm our stock price, business, prospects, financial condition and results of operations.

Sales of substantial amounts of shares of our common stock by the Selling Stockholders, or the perception that these sales could occur, could adversely affect the price of our common stock.

We are registering the offer and sale of the shares of common stock covered by this prospectus, so that such shares of common stock may be offered for sale into the public market by the Selling Stockholders. The number of shares of common stock covered by this prospectus is significant in relation to our currently outstanding shares of common stock and the historical trading volume of our common stock. The sale by the Selling Stockholders of all or a significant portion of the shares of common stock covered by this prospectus could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the Selling Stockholders might sell all or a portion of the shares of common stock covered by this prospectus could also, in and of itself, have a material adverse effect on the market price of our common stock.

Our common stock may in the future be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may in the future be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act of 1934, as amended (the “Exchange Act”). Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not listed on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million. The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our subsidiaries. Our subsidiaries may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

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We do not know whether a market for the common stock will be sustained or what the trading price of the common stock will be and as a result it may be difficult for you to sell your shares of common stock.

Although our common stock trade on Nasdaq, an active trading market for the common stock may not be sustained. It may be difficult for you to sell your shares of commons stock without depressing the market price for the common stock. As a result of these and other factors, you may not be able to sell your shares of common stock. Further, an inactive market may also impair our ability to raise capital by selling shares of common stock, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

Securities analysts may not cover our shares of common stock and this may have a negative impact on the market price of our common stock.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our common stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our common stock to decline.

Techniques employed by short sellers may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Other public companies listed in the United States that have substantial operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our common stock and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could be required to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our common stock could be greatly reduced or rendered worthless.

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REGULATION

Food Safety Law of the People’s Republic of China

The Food Safety Law of the People’s Republic of China as adopted at the 7th Session of the Standing Committee of the 11th National People’s Congress of the People’s Republic of China and effective on June 1, 2009, governs the food safety in food production and business operation activities. Pursuant to the Food Safety Law of the People’s Republic of China, food producers must establish an internal inspection and record system for raw materials and pre-delivery products, and food distributors must also establish internal systems to record and inspect food products procured from suppliers. In addition, any food additives that are not in the approved government catalog must not be used and no food products can be sold inspection-free.

Regulations on the Implementation of the Food Safety Law of the People’s Republic of China

The Regulations on the Implementation of the Food Safety Law of the People’s Republic of China as adopted at the 73rd Standing Committee Meeting of the State Council on July 8, 2009 and effective on July 20, 2009, are promulgated in accordance with the Food Safety Law of the People’s Republic of China. The Regulations require that the local People’s Government at or above the county level shall perform the responsibility specified in the Food Safety Law of the People’s Republic of China, improve the ability for supervision and administration of food safety, ensure supervision and administration of food safety; establish and improve the coordination mechanism between food safety regulatory authorities, integrate and improve the food safety information network, and realize the sharing of food safety and food inspection information and other technical resources.

Law of the People’s Republic of China on Quality and Safety of Agricultural Products

The Law of the People’s Republic of China on Quality and Safety of Agricultural Products was adopted at the 21st Meeting of the Standing Committee of the Tenth National People’s Congress on April 29, 2006. This Law was enacted in order to ensure the quality and safety of agricultural products, maintain the health of the general public, and promote the development agriculture and rural economy. Pursuant to this Law, agricultural products distribution enterprises shall establish a sound system of inspection and acceptance for their purchases. In addition, agricultural products that fail to pass the inspection based on the quality and safety standards of agricultural products cannot be marketed.

Regulation on Product Advertisements and Promotion

Article 5 of the Provisions for Health Food Management provides that foods claimed to have health function shall be approved by the Chinese Ministry of Health. The developer or manufacturer shall submit an application to the provincial level health administrative departments where such developer or manufacturer is located. After preliminary examination and approval by Ministry of Health, the Ministry of Health may issue a health food license to the qualified health food. Under Article 21, the label and package insert of health foods shall conform to national standards and requirements and indicate, among other things, its function and suitable users; dosage and administration; storage methods; and active ingredients.

When promoting health foods, the advertisement of health food shall conform to the other regulations. Article 19 of The Advertisement Law of People’s Republic of China provides that “an advertisement for foods, alcoholic drinks or cosmetics must meet requirements for public health, and shall not employ medical jargon or terms liable to confuse them with pharmaceuticals.” In Interim Provisions on Health Food Advertisements Review, Article 4 provides that prior to advertising health foods, developers or manufacturers should first submit an application to the food and drug administration departments on the provincial, autonomous, municipal level under the Central Government. Article 8 provides that publicizing of health functions, active ingredients, content, suitable users, dosage in health food advertisements shall be subject to prior review of the package insert ratified by the food and drug administration departments in the State Council and cannot be changed without permission. Certain content may not appear in health food advertisements, including: a guarantee of its functions; exaggerated claims; jargon, mysterious terms and technical content; promises such as “safe” or “no side effects”; or comprehensive assessment information such as efficiency, cure rate, ranking and awards.

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Laws and Regulations Regarding Promotion and Advertisement of Health Textiles

In The Model Code of Health Textiles, “health textiles” refer to textiles without toxic side effects that have far infrared functions, magnetic functions and/or antibacterial effects, and which aim at regulating the body, but not healing illnesses. The Code requires that the effect of health textiles cannot be exaggerated in any form of advertising.

In addition, the promotion of health textiles should comply with The Advertisement Law of People’s Republic of China. Where there are statements in an advertisement on the performance, place of origin, usage, quality, price, producer or manufacturer, or on the items, forms, quality, price and promise of service, such statements shall be clear and explicit.

Regulation on Product Liability

Manufacturers and vendors of defective products in the PRC may incur liability for losses and injuries caused by such products. Under the General Principles of the Civil Laws of the PRC, which became effective on January 1, 1987 and were amended on August 27, 2009, manufacturers or retailers of defective products that cause property damage or physical injury to any person will be subject to civil liability.

In 1993, the General Principles of the PRC Civil Law were supplemented by the Product Quality Law of the PRC (as amended in 2000 and 2009) and the Law of the PRC on the Protection of the Rights and Interests of Consumers (as amended in 2009), which were enacted to protect the legitimate rights and interests of end-users and consumers and to strengthen the supervision and control of the quality of products. If our products are defective and cause any personal injuries or damage to assets, our customers have the right to claim compensation from us.

The PRC Tort Law was promulgated on December 26, 2009 and became effective from July 1, 2010. Under this law, a patient who suffers injury from a defective product can claim damages from either the hospital or medical institution or the manufacturer of the defective product. If our pharmaceutical products injure a patient, for example, and if the patient claims damages from the medical institution, the medical institution is entitled to claim repayment from us. Pursuant to the PRC Tort Law, where a personal injury is caused by a tort, the tortfeasor shall compensate the victim for the reasonable costs and expenses for treatment and rehabilitation, as well as death compensation and funeral costs and expenses if it causes the death of the victim. There is no cap on monetary damages the plaintiffs may seek under the PRC Tort Law.

Regulation of Work Safety

On June 29, 2002, the Work Safety Law of the PRC was adopted by the Standing Committee of the 9th National People’s Congress and came into effect on November 1, 2002, as amended on August 27, 2009. The Work Safety Law provides general work safety requirements for entities engaging in manufacturing and business activities within the PRC. Additionally, Regulation on Work Safety Licenses, as adopted by the State Council on January 7, 2004 and effective on January 13, 2004, requires enterprises engaging in the manufacture of dangerous chemicals to obtain a work safety license with a term of three years. If a work safety license needs to be extended, the enterprise must go through extension procedures with authorities three months prior to its expiration. In addition, on May 17, 2004, the Measures for Implementation of Work Safety Licenses of Dangerous Chemicals Production was promulgated as implementing measures to the Regulation on Work Safety Licenses which provides that entities producing dangerous chemicals are required to obtain work safety licenses pursuant to specific requirements. Without work safety licenses, no entity may engage in the formal manufacture of dangerous chemicals.

The Regulations on the Safety Administration of Dangerous Chemicals was promulgated by the State Council on January 26, 2002, and effective as of March 15, 2002. It sets forth general requirements for manufacturing and the storage of dangerous chemicals in China. The Regulations on the Safety Administration of Dangerous Chemicals requires that companies manufacturing dangerous chemicals establish and strengthen their internal regulations and rules on safety control and fulfill the national standards and other relevant provisions of the State. In addition, according to the Regulations on the Safety Administration of Dangerous Chemicals, companies that manufacture, store, transport or use dangerous chemicals shall be required to obtain corresponding approvals or licenses with the State Administration of Work Safety and its local branches and other proper authorities. Companies that manufacture or store dangerous chemicals without approval or registration with the proper authorities can be shut down, ordered to stop manufacturing or ordered to destroy the dangerous chemicals. Such companies can also be subject to fines. If criminal law is violated, the persons chiefly liable, along with other personnel directly responsible for such impropriety, shall be subject to relevant criminal liability.

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Regulation of Foreign Currency Exchange

Foreign currency exchange in the PRC is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside the PRC without the prior approval of China’s State Administration of Foreign Exchange. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), Foreign Investment Entities may purchase foreign exchange without the approval of the State Administration of Foreign Exchange for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by the State Administration of Foreign Exchange, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign investment entities to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside the PRC are still subject to limitations and require approvals from the State Administration of Foreign Exchange.

China has allowed for a more market-based exchange rate to influence the valuation of the Renmenbi versus global currencies, and supported devaluation consistently over the seven months prior to the date of this prospectus. To the extent any of our future revenues are denominated in Renmenbi or other currencies other than the United States dollar, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse effect on our financial condition and operating results since operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

In October 2005, the State Administration of Foreign Exchange issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or the State Administration of Foreign Exchange Notice 75, which became effective as of November 1, 2005, and was further supplemented by three implementation notices issued by the State Administration of Foreign Exchange on November 24, 2005, May 29, 2007 and May 20, 2011, respectively. On July 4th, 2014, SAFE amended it as Circular 37 (i.e., SAFE Circular on Issues Relating to the Administration of Foreign Exchange in Offshore Investment and Financing and Round-trip Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies issued by SAFE on July 4, 2014). The State Administration of Foreign Exchange Circular states that PRC residents, whether natural or legal persons, must register with the relevant local State Administration of Foreign Exchange branch prior to establishing or taking control of an offshore entity established for the purpose of overseas equity financing involving onshore assets or equity interests held by them. The term “PRC legal person residents” as used in the State Administration of Foreign Exchange Circular 37 refers to those entities with legal person status or other economic organizations established within the territory of the PRC. The term “PRC natural person residents” as used in the State Administration of

Foreign Exchange Circular 37 includes all PRC citizens and all other natural persons, including foreigners, who habitually reside in the PRC for economic benefit.

PRC residents are required to complete amended registrations with the local State Administration of Foreign Exchange branch upon: (i) injection of equity interests or assets of an onshore enterprise to the offshore entity, or (ii) subsequent overseas equity financing by such offshore entity. PRC residents are also required to complete amended registrations or filing with the local State Administration of Foreign Exchange branch within 30 days of any material change in the his shareholding or capital of the offshore entity, such as changes in share capital, share transfers and long-term equity or debt investments and merger and split activities.

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Regulation on Dividend Distributions

Our PRC subsidiaries are wholly foreign-owned and joint venture enterprises under the PRC law. The principal regulations governing the distribution of dividends paid by wholly foreign-owned enterprises include:

●	Corporate Law (1993), as amended in 2005 and 2013;

●	The Wholly Foreign-Owned Enterprise Law (1986), as amended in 2000;

●	The Wholly Foreign-Owned Enterprise Law Implementation Regulations (1990), as amended in 2001; and

●	The Enterprise Income Tax Law (2007) and its Implementation Regulations (2007).

Under these regulations, wholly foreign-owned and joint venture enterprises in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, an enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reaches 50% of its registered capital. The board of directors of a wholly foreign-owned enterprise has the discretion to allocate a portion of its after-tax profits to its employee welfare and bonus funds. These reserve funds, however, may not be distributed as cash dividends.

On March 16, 2007, the National People’s Congress enacted the Enterprise Income Tax Law, and on December 6, 2007, the State Council issued the Implementation Regulations on the Enterprise Income Tax Law, both of which became effective on January 1, 2008. Under this law and its implementation regulations, dividends payable by a foreign-invested enterprise in the PRC to its foreign investor who is a non-resident enterprise will be subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate.

Permissions from the PRC Authorities to Issue Our Common Stock to Foreign Investors

As of the date of this prospectus, Shineco and our subsidiaries, (1) were not required to obtain any permission from any PRC authorities to offer, sell or issue our common stock to non-Chinese investors, (2) were not covered by the permission requirements from the China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (the “CAC”), or any other regulatory agency that is required to approve of our subsidiaries’ operations, and (3) had not received nor been denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the July 6, 2021 Opinions, which were made available to the public on July 6, 2021. The July 6, 2021 Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain whether and when we or any of our subsidiaries, will be required to obtain any permission from the PRC government to list or continue listing on a U.S. stock exchange in the future, and even when we obtain such permission, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities required for overseas listings.

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If (i) we, our subsidiaries inadvertently conclude that any of such permission was not required or (ii) it is determined in the future that the approval of the CSRC, CAC or any other regulatory authority is required for maintaining listing of our securities on Nasdaq, we will actively seek such permissions or approvals but may face sanctions by the CSRC, CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from offerings into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt offerings before settlement and delivery of our securities. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. In the event that we failed to obtain such required approvals or permissions, it would be likely that our securities would be delisted from the Nasdaq or any other foreign exchange our securities are listed then.

The Holding Foreign Companies Accountable Act

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. On December 18, 2020, the Holding Foreign Companies Accountable Act or HFCAA was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years.

Our common stock may be prohibited from trading on a national exchange or “over-the-counter” markets under the HFCAA if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Our auditor, an independent registered public accounting firm, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor Assensture PAC is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation on or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets.

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Regulations on Trademarks

Trademarks are protected by the PRC Trademark Law adopted in 1982, as subsequently amended, as well as the Implementation Regulations of the PRC Trademark Law adopted by the State Council in 2002 and 2013. The Trademark Office under the SAIC handles trademark registrations. Trademarks can be registered for a term of ten years and can be extended for another ten years if requested upon expiration of the first or any renewed ten-year term. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where a trademark for which a registration application has been made is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same type of or similar commodities or services, the application for such trademark registration may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such other party’s use. Trademark license agreements must be filed with the Trademark Office or its regional offices.

Regulations on Patents

The PRC Patent Law provides for patentable inventions, utility models and designs, which must meet three conditions: novelty, inventiveness and practical applicability. The State Intellectual Property Office is responsible for examining and approving patent applications. A patent is valid for a term of twenty years in the case of an invention and a term of ten years in the case of utility models and designs. Presently the company has obtained a patent in the People’s Republic of China for Luobuma fiber yarn preparation and an application method (patent number: 201110429362.9), which patent is a critical patent used for our high-pressure steam degumming process project. The company also obtained the patents listed below in the People’s Republic of China, which patents have been suspended due to unintentional late payment of annual dues. The company is in the process of reinstating such suspended patents.

●	Luobuma fiber blending method (patent number: ZL 941120295)

●	Luobuma four-season mat (patent number: ZL 2004 2 0029462.8)

●	Far-infrared ceramic material (patent number: ZL 981261701)

●	Luobuma cotton terry blanket (patent number: ZL 2004 2 0029465.1)

●	40* fine Luobuma cloth (patent number: ZL 023381736)

●	Luobuma far-infrared healthcare socks with mineral Chinese medicine (patent number: ZL 2004 2 0029463.2)

●	Luobuma cushion with magnetic therapy (patent number: ZL 2004 2 0028883.9)

●	Heart-protecting card (patent number: ZL 2004 2 0028885.8)

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PRC Enterprise Income Tax Law and Individual Income Tax Law

Under the Enterprise Income Tax Law or EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay an enterprise income tax at the rate of 25%. An enterprise established outside of the PRC with its “de facto management bodies” located within the PRC is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The implementation rules of the EIT Law define “de facto management body” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

The SAT Circular 82 issued by the SAT in April 2009 provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled offshore incorporated enterprise is located in China. Pursuant to the SAT Circular 82, a PRC-controlled offshore incorporated enterprise has its “de facto management body” in China only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. The SAT Bulletin 45, in effect from September 2011, provides more guidance on the implementation of the SAT Circular 82 and provides for procedures and administration details on determining resident status and administration on post-determination matters. Although the SAT Circular 82 and the SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth there may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or PRC enterprise groups or by PRC or foreign individuals.

Due to the lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company controlled by individuals. We may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders, and would have a material adverse effect on our results of operations and the value of your investment.

PRC Value Added Tax

Pursuant to the Provisional Regulation of China on Value Added Tax, all entities and individuals that are engaged in the businesses of sales of goods, provision of repair and placement services and importation of goods into China are generally subject to a VAT at a rate of 17% (with the exception of certain goods which are subject to a rate of 13%) of the gross sales proceeds received, less any VAT already paid or borne by the taxpayer on the goods or services purchased by it and utilized in the production of goods or provisions of services that have generated the gross sales proceeds.

PRC Business Tax

Companies in China are generally subject to business tax and related surcharges by various local tax authorities at rates ranging from 3% to 20% on revenue generated from providing services and revenue generated from the transfer of intangibles.

Beginning May 1, 2016, all business tax will be changed to the form of value added tax in China, and there will no longer be business tax imposed in China.

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Employment Laws

In accordance with the PRC National Labor Law and the PRC Labor Contract Law, employers must execute written labor contracts with full-time employees in order to establish an employment relationship. All employers must compensate their employees equal to at least the local minimum wage standards. All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with appropriate workplace safety training. In addition, employers in China are obliged to pay contributions to the social insurance plan and the housing fund plan for employees.

We have not entered into employment agreements with any of our executive officers. We have contributed to the basic and minimum social insurance plan. While we believe we have made adequate provision of such outstanding amounts of contributions to such plans in our audited financial statements, any failure to make sufficient payments to such plans would be in violation of applicable PRC laws and regulations and, if we are found to be in violation of such laws and regulations, we could be required to make up the contributions for such plans as well as to pay late fees and fines.

Regulations on Environmental Protection

According to the Prevention and Control of Water Pollution Law, China adopted a licensing system for pollutant discharge. Companies directly or indirectly responsible for discharge of industrial waste water or medical sewage to waters shall be required to obtain a pollutant discharge license. All companies are prohibited from discharging wastewater and sewage to waters without or in violation of the terms of the pollutant discharge license.

The Regulations on the Administration of Construction Projects Environmental Protection governs construction projects and the impact such projects will have on the environment. Pursuant to the Regulations on the Administration of Construction Projects Environmental Protection, the governing body is responsible for supervising the implementation of a three tiered system that includes (i) reviewing and approving a construction project, (ii) overseeing the construction project and (iii) to inspect the finished construction project and ensure that all harmful pollutants are disposed of correctly. Manufacturing companies are required to apply for inspection with environment protection authorities upon completion of a construction project.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the Selling Stockholders. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus. We expect that the selling stockholders will sell their shares of common stock as described under “Plan of Distribution.”

SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, the Selling Stockholders has not had any material relationship with us within the past three years. To our knowledge, none of the Selling Stockholders is an affiliates of any broker-dealer registered in the United States.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock owned by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, based on its ownership of the shares of common stock, as of March 13, 2025, and the third column lists the percentages of shares of common stock owned by each Selling Stockholder as of the same date.

The fourth column lists the shares of common stock being offered by this prospectus by each of the Selling Stockholders.

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This prospectus generally covers the resale of the Resale Shares. The fifth column assumes the sale of all of the Resale Shares offered by the Selling Stockholders pursuant to this prospectus. The sixth column lists the percentages of shares of common stock owned by each Selling Stockholder after this offering.

However, the Selling Stockholders may sell all, some or none of its shares in this offering. We do not know the number of shares, if any, that will be offered for sale or other disposition by the Selling Stockholders under this prospectus. Furthermore, the Selling Stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus. See “Plan of Distribution.”

	Beneficial Ownership Before This Offering		Shares of Common	Beneficial Ownership After This Offering
Selling Stockholder	Number of Shares Owned	Percentage of Outstanding Shares	Stock to be Sold in the Offering	Number of Shares Owned	Percentage of Outstanding Shares
Shanchun Huang (1)	5,041,667	29.35%	5,000,000	41,667	0.24%
Jiajia Lyu (2)	1,500,000	8.73%	1,500,000	—	—
Tianyi Huang (3)	1,500,000	8.73%	1,500,000	—	—
Jianpeng Liu (4)	1,508,334	8.78%	1,500,000	8,334	0.05%
Lihong Wang (5)	1,500,000	8.73%	1,500,000	—	—
Yanfen Chen (6)	1,001,445	5.83%	1,000,000	1,445	0.01%
Zheming Ren (7)	900,417	5.24%	900,000	417	0.002%
Jinling Yu (8)	1,100,000	6.40%	1,100,000	—	—
Pengfei Wu (9)	1,000,000	5.82%	1,000,000	—	—

(1)	Shanchun Huang’s address is Room 3106, Building B, East Area, Jianwai SOHO, Chaoyao District, Beijing, the PRC.
(2)	Jiajia Lyu’s address is No.11, Dongjia Street, Hepingli, Dongcheng District, Beijing, the PRC.
(3)	Tianyi Huang’s address is No.22, Taiping Road, Haidian District, Beijing, the PRC.
(4)	Jianpeng Liu’s address is Room 502, Gate 3, Building 18, Jingyuanli, Miyun 1st Branch Road, Nankai District,Tianjin City, the PRC.
(5)	Lihong Wang’s address is No.80, Yaowu Lane, Huicheng District, Huizhou City, Guangdong Province, the PRC.
(6)	Yanfen Chen’s address is Room 902, Xinghe Haoyue, Yanjiao Town, Sanhe City, Hebei Province, the PRC.
(7)	Zheming Ren’s address is Room 1001, Building 9, Tianda Mansion, Shenhe District, Shenyang City, Liaoning Province, the PRC.
(8)	Jinling Yu’s address is Room 701, Building 1, Area C, Lincoln Park, Yizhuang, Daxing District, Beijing, the PRC.
(9)	Pengfei Wu’s address is No.04, Building B, Royal Mansion Apartment Building, Xiaozhai West Road, Yanta District, Xi’an City, Shaanxi Province, the PRC.

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PLAN OF DISTRIBUTION

The Selling Stockholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities, as of the date of this prospectus.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our common stock and certain provisions of our certificate of incorporation, as amended, and our by-laws are summaries and are qualified by reference to the certificate of incorporation, as amended, and the by-laws. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share. As of March 13, 2025, there were 17,179,844 shares of our common stock issued and outstanding, held of record by approximately 194 stockholders. The outstanding shares of common stock are fully paid and non-assessable.

Common Stock

Each holder of our common stock is entitled to:

●	one vote per share on all matters submitted to a vote of the shareholders;

●	entitled to receive ratably dividends as may be declared by our board of directors out of funds legally available therefore; and

●	receive remaining assets after payment of all liabilities of the company in the event of our dissolution.

Our common stock has no preemptive or conversion rights or other subscription rights. The common stock has no cumulative voting rights, including with respect to the election of directors.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividend Rights

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other Rights and Preferences

Upon the closing of this offering, holders of our common stock will have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future. Upon the closing of this offering, shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

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Fully paid and nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Anti-Takeover Provisions of the Delaware Law and Our Governing Documents

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

●	prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees, or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203 of the DGCL) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three-year period.

Quotation

Our common stock is listed on the Nasdaq Capital Market and traded under the symbol “SISI”.

Transfer Agent

The transfer agent and registrar for our common stock is Transhare Corporation, located at Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, FL 33764, and its telephone number is (303) 662-1112.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our operations are conducted through our PRC subsidiaries in China, and the majority of our assets are located in China. In addition, most of our directors and officers reside outside the United States, including Jennifer Zhan, Sai Wang, Xiqiao Liu, Hu Li, Jin Liu, and Jun Fu, and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to bring actions or enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Beijing Yingke Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Beijing Yingke Law Firm has further advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions.

The PRC does not have any treaties or other agreements with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus and other certain legal matters with respect to United States federal securities law in connection with this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC.

EXPERTS

The financial statements incorporated by reference in this prospectus as of and for the fiscal years ended June 30, 2024 and 2023 have been audited by AssentSure PAC, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of AssentSure PAC is located at 80 South Bridge Road, 06-02 Golden Castle Building, Singapore 058710.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other documents are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. You may inspect the registration statement and exhibits without charge at the SEC’s web site listed above.

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The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the shares of common stock offered under this prospectus. The registration statement can be read at the SEC website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this registration statement. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on September 30, 2024;

●	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2024 and December 31, 2024, filed with the SEC on November 14, 2024 and February 14, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on July 11, 2024, July 11, 2024, July 17, 2024, August 28, 2024, September 13, 2024, September 18, 2024, October 25, 2024, November 8, 2024, November 12, 2024, December 4, 2024, December 9, 2024, and December 30, 2024;

●	our Definitive Proxy Statement on Schedule 14A, as amended, filed with the SEC on October 4, 2024; and

●	the description of our securities included under the caption “Description of Capital Stock” contained in our Registration Statement on Form 8-A filed with the SEC on May 13, 2016, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this registration statement all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus. Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this registration statement should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at:

SHINECO, INC.

Attention: Jennifer Zhan

T1, South Tower, Jiazhaoye Square, Chaoyang District,

Beijing, People’s Republic of China 100022

(+86) 10-87227366

46

SHINECO, INC.

Up to 15,000,000 Shares of Common Stock

Preliminary Prospectus

          , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Company in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the SEC registration fee.

SEC registration fee	$2,872.93
Legal fees and expenses	$70,000
Accounting fees and expenses	$10,500
Printing and miscellaneous expenses	$-
Total	$83,372.93

Item 14. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derived an improper personal benefit;

●	act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

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Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock repurchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of the Registrant’s directors and officers to the fullest extent permitted under the DGCL.

While the Registrant has not entered into indemnification agreements with any of its directors and officers, such individuals are the beneficiaries of the indemnification protections provided for in the Registrant’s amended and restated certificate of incorporate and amended and restated bylaws.

The Registrant does not maintain a directors’ and officers’ insurance policy pursuant to which the Registrant’s directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities issued by us within the past three years that were not registered under the Securities Act. All share and per share numbers below have been adjusted to reflect the (i) one-for-twenty (1-for-20) 1-for-10 reverse stock split of the shares that became effective on February 16, 2024 and (ii) one-for-24 reverse stock split of the shares that became effective on November 12, 2024.

On June 13, 2022, the Company entered into a certain stock purchase agreement with certain non-U.S. investors, pursuant to which the Company agreed to sell, and the investors agreed to purchase, severally and not jointly, an aggregate of 9,810.42 shares of common stock of the Company at a price of $508.80 per share in exchange for gross proceeds of $4,991,540.

On August 11, 2022, the Company entered into a securities purchase agreement (the “August 2022 Purchase Agreement”) with certain non-U.S. investors (the “August 2022 Investors”). Under the August 2022 Purchase Agreement, the Company agreed to sell to the Investors up to 8,007 shares of common stock at a per share purchase price of US$219.60 (subject to the terms and conditions of the August 2022 Purchase Agreement) for gross proceeds of up to US$1,758,340. In reliance on the August 2022 Investors’ representations to the Company, the shares issued in this offering were not subject to the registration requirements of the Securities Act, pursuant to Regulation S promulgated thereunder. As of March 31, 2024, the proceeds were fully collected, and all of the shares issuable under that transaction were issued.

On October 21, 2022, Shineco Life entered into a stock purchase agreement with Beijing Kanghuayuan Medicine Information Consulting Co., Ltd., a company established under the laws of China (“Seller”), and Biowin, a company established under the laws of China (“Target”), pursuant to which Shineco Life acquired 51% of the issued equity interests of Target from Seller. As consideration for the acquisition of the Target, the Company issued 13,583.33 shares of common stock to the equity holders of Seller or any persons designated by Seller.

On January 12, 2023, the board of directors of the Company approved the sales of 3,009.25 shares of common stock to the Company’s employees for gross proceeds of up to US$650,000. As of March 31, 2024, the subscription receivable amounted to US$178,332, which was recorded on the consolidated balance sheet, and the proceeds were fully collected on June 30, 2024.

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On January 12, 2023, the board of directors of the Company approved the issuance of 41.67 shares of common stock to the Company’s service provider as the compensation for service provided, with a value of US$30,000 based on a per share price of US$720.00. All of the shares were issued on January 12, 2023.

On May 29, 2023, Shineco Life entered into a stock purchase agreement with Dream Partner, Wintus and the Wintus Sellers, pursuant to which Shineco Life shall acquire 71.42% equity interest in Wintus. As the consideration for that acquisition, the Company (a) paid the Wintus Sellers an aggregate cash consideration of US$2,000,000; (b) issued certain shareholders, as listed in that agreement, an aggregate of 1,000,000 shares of the Company’s restricted common stock; and (c) transferred and sold to the Wintus Sellers 100% of the Company’s equity interest in Tenet-Jove.

On June 19, 2023, the Company entered into a certain securities purchase agreement with a non-U.S. investor, pursuant to which the Company agreed to sell, and that buyer agreed to purchase an aggregate of up to 4,738.21 shares of common stock of the Company at a price of US$252 per share. The transaction contemplated by that securities purchase agreement was approved by the Company’s board of directors at a board meeting on March 14, 2023. The Company received gross proceeds of US$1,200,000 from the buyer, and all of the shares issuable under that transaction were issued on June 22, 2023.

On June 21, 2023, the Company entered into a certain stock purchase agreement with certain non-U.S. investors (the “June 2023 Investors”), pursuant to which the Company agreed to sell, and the June 2023 Investors agreed to purchase, severally and not jointly, an aggregate of up to 16,666.67 shares of common stock of the Company at a price of US$120.00 per share. The transaction contemplated by that agreement was approved by the Company’s board of directors at a board meeting on June 8, 2023. The Company received gross proceeds of US$2,000,000 from the June 2023 Investors, and all of the shares issuable under that transaction were issued on June 22, 2023.

On December 22, 2023, the Company entered into a securities purchase agreement (the “December 20023 Purchase Agreement”) with certain non-U.S. investors (the “December 2023 Investors”). Under the December 2023 Purchase Agreement, the Company agreed to sell to the December 2023 Investors up to 50,000 shares of its common stock at a per share purchase price of US$28.80 for gross proceeds of up to US$1,440,000. The Company has received gross proceeds in full from the December 2023 Investors, and all of the shares were issued on December 28, 2023.

On March 27, 2024, the Company entered into a securities purchase agreement (the “March 2024 Purchase Agreement”) with certain non-U.S. investors (the “March 2024 Investors”). Under the March 2024 Purchase Agreement, the Company agreed to sell to the March 2024 Investors up to 11,904.75 shares of its common stock at a per share purchase price of US$24.00 for gross proceeds of up to US$285,714. The Company has received gross proceeds in full from the March 2024 Investors as of June 30, 2024, and all the shares have been issued as of the date of this prospectus.

On June 20, 2024, the Company entered into a securities purchase agreement (the “June 2024 SPA”) with certain non-U.S. investors (the “June 2024 Purchasers”), pursuant to which the Company agreed to sell, and the June 2024 Purchasers agreed to purchase, severally and not jointly, an aggregate of 58,333 shares of common stock of the Company at an offering price of US$120.00 per share. Each June 2024 Purchaser represented that he or she is not a resident of the United States and is not a “U.S. person” as defined in Rule 902(k) of Regulation S under the Securities Act and is not acquiring the shares for the account or benefit of any U.S. person. The Company has received gross proceeds of US$7.0 million from the June 2024 Purchasers, and all of the shares issuable under the June 2024 SPA were issued on July 8, 2024.

On December 24, 2024, we entered into a securities purchase agreement, or the December 2024 Securities Purchase Agreement, with nine non-U.S. investors named therein, pursuant to which we sold an aggregate of 15,000,000 shares of our common stock in a private placement, at a purchase price of $2.18 per share, with aggregate gross proceeds of $32.7 million. In connection with that transaction, we agreed, among other things, to file with the SEC a registration statement covering the resale of the 15,000,000 shares of common stock purchased by the Selling Stockholders.

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Item 16. Exhibits and Financial Statement Schedules

The exhibits listed on the Index to Exhibits of this registration statement are filed herewith or are incorporated herein by reference to other filings.

(a) Exhibits

Exhibit Number	Exhibit Description
3.1	Certificate of Incorporation of Shineco, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on July 1, 2015 (Registration No. 333-202803))

3.2	Amended and Restated Bylaws of Shineco, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on July 1, 2015 (Registration No. 333-202803))

3.3	Amendment to Certificate of Incorporation of Shineco, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2024)

3.4	Amendment to Certificate of Incorporation of Shineco, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2024)

4.1	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated herein by reference to the Form 8-A, filed with the SEC on May 13, 2016)

4.2	Specimen Common Stock Share Certificate (incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on January 27, 2016 (Registration No. 333-202803))

5.1**	Opinion of Hunter Taubman Fischer & Li LLC

10.1	2016 Share Incentive Plan (Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC September 28, 2016)

10.2	2022 Equity Incentive Plan (Incorporated by reference herein to Exhibit 4.1 filed with Form S-8 filed with the SEC on July 29, 2022)

10.3	2023 Equity Incentive Plan (Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC September 28, 2023)

10.4	2024 Equity Incentive Plan (Incorporated by reference to the Company’s Form 8-K filed with the SEC on February 5, 2024)

10.5	Convertible Promissory Note dated June 16, 2021 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on July 21, 2021)

10.6	Convertible Promissory Note #1 dated July 16, 2021 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on July 21, 2021)

10.7	Convertible Promissory Note #2 dated July 16, 2021 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on July 21, 2021)

10.8	Convertible Promissory Note dated August 19, 2021 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on August 23, 2021)

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10.9	Amendment to Convertible Promissory Note, dated September 7, 2022 (Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC September 28, 2023)

10.10	Amendment to Convertible Promissory Note, dated September 7, 2022 (Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC September 28, 2023)

10.11	Amendment to Convertible Promissory Note, dated June 15, 2023 (Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC September 28, 2023)

10.12	Amendment to Convertible Promissory Note, dated June 15, 2023 (Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC September 28, 2023)

10.13	Amendment to Convertible Promissory Note, dated June 11, 2024 (Incorporated by reference to Exhibit 4.10 of the Company’s Annual Report on Form 10-K filed with the SEC September 30, 2024)

10.14	Amendment to Convertible Promissory Note, dated June 11, 2024 (Incorporated by reference to Exhibit 4.11 of the Company’s Annual Report on Form 10-K filed with the SEC September 30, 2024)

10.15	Form of Independent Director Engagement Letter (Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC September 28, 2016)

10.16	Form of Stock Purchase Agreement by and between the Company and the Purchasers dated April 14, 2021 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on April 1, 2021)

10.17	Director Offer Letter dated July 14, 2021 by and between Shineco, Inc. and Jennifer Zhan (Incorporated by reference to the Company’s Form 8-K filed with the SEC on July 15, 2021)

10.18	Director Offer Letter dated July 14, 2021 by and between Shineco, Inc. and Mike Zhao (Incorporated by reference to the Company’s Form 8-K filed with the SEC on July 15, 2021)

10.19	Employment Agreement dated July 15, 2021 by and between Shineco, Inc. and Jennifer Zhan (Incorporated by reference to the Company’s Form 8-K filed with the SEC on July 16, 2021)

10.20	Offer Letter dated September 2, 2021, by and between Shineco, Inc., and Mr. Hu Li (Incorporated by reference to the Company’s Form 8-K filed with the SEC on September 9, 2021)

10.21	Securities Purchase Agreement between Shineco, Inc., and GHS Investments, LLC, dated December 6, 2021 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on December 6, 2021)

10.22	Form of Share Transfer Agreements by and between Shineco, Inc., and Beijing Qing Chuang Technology Incubator Co., Ltd., Hangzhou Sheng Dou Shi Bio Technology Co., Ltd. and Peng He, respectively, dated January 18, 2022 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on January 19, 2022)

10.23	English translation of the Pledge Agreement dated May 29, 2023, by and between Beijing Shineco Chiongshi Information Consulting Co. Ltd. and Weiqing Guo (Incorporated by reference to the Company’s Form 10-K filed with the SEC on September 28, 2023)

10.24	English translation of the Loan Agreement dated May 24, 2022, by and between Yuying Zhang and Weiqing Guo (Incorporated by reference to the Company’s Form 10-K filed with the SEC on September 28, 2023)

10.25	English translation of the Supplementary Agreement dated May 23, 2023, by and between Yuying Zhang and Weiqing Guo (Incorporated by reference to the Company’s Form 10-K filed with the SEC on September 28, 2023)

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21.1**	List of Subsidiaries

23.1**	Consent of AssentSure PAC

23.2**	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)

23.3**	Consent of Beijing Yingke Law Firm

24.1*	Power of Attorney (included on signature page hereto)

99.1*	Opinion of Beijing Yingke Law Firm

107**	Filing Fee Table

*	Filed herewith
**	Previously Filed

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1) (i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on March 13, 2025.

SHINECO, INC.

By:	/s/ Jennifer Zhan
Name:	Jennifer Zhan
Title:	Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennier Zhan	Chief Executive Officer and Director	March 13, 2025
Name: Jennifer Zhan	(Principal Executive Officer)

*	Chief Financial Officer and Director	March 13, 2025
Name: Sai (Sam) Wang	(Principal Financial and Accounting Officer)

*	Chief Operating Officer and Director	March 13, 2025
Name: Xiqiao Liu

*	Director, Chairman of the Board of Directors	March 13, 2025
Name: Mike Zhao

*	Director	March 13, 2025
Name: Jun Fu

*	Director	March 13, 2025
Name: Mingyong Hu

*	Director	March 13, 2025
Name: Hu Li

*By:	/s/ Jennifer Zhan
Name:	Jennifer Zhan
Attorney-in-fact

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